                                                                   EXHIBIT 10.06

                                                                  EXECUTION COPY
                                                                  ==============
--------------------------------------------------------------------------------


                     STOCK AND INTEREST PURCHASE AGREEMENT

                         Dated as of November 26, 1996


                                 by and among


                                _______________


                                NETSELECT, INC.


                                _______________

                               NETSELECT, L.L.C.

                               ________________

                                      AND

                               ________________

                             INFOTOUCH CORPORATION

                                _______________
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                   Page
ARTICLE I PURCHASE AND SALE OF STOCK AND INTERESTS................................    1
 SECTION 1.1. Transfer of Stock...................................................    1
 SECTION 1.2. Transfers of Interests..............................................    1
 SECTION 1.3. Amount and Payment of Purchase Price................................    2
 SECTION 2.1. The Closing.........................................................    2
 SECTION 2.2. Deliveries by NetSelect.............................................    3
 SECTION 2.3. Deliveries by NS LLC................................................    3
 SECTION 2.4. Deliveries by InfoTouch.............................................    3

ARTICLE III CLOSING MATTERS.......................................................    4
 SECTION 3.1. Certificate of Incorporation........................................    4
 SECTION 3.2. By-laws.............................................................    4
 SECTION 3.3. LLC Agreement.......................................................    4

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INFOTOUCH............................    5
 SECTION 4.1. Organization; Etc...................................................    5
 SECTION 4.2. Capitalization......................................................    5
 SECTION 4.3. Authorization.......................................................    6
 SECTION 4.4. Consents and Approvals; No Violations...............................    6
 SECTION 4.5. Intellectual Property...............................................    6
 SECTION 4.6. Compliance with Laws................................................    7
 SECTION 4.7. Brokers and Finders.................................................    7

ARTICLE V REPRESENTATIONS AND WARRANTIES OF NETSELECT.............................    7
 SECTION 5.1. Organization; Etc...................................................    7
 SECTION 5.2. No Prior Activities.................................................    7
 SECTION 5.3. Capitalization......................................................    8
 SECTION 5.4. Authorization.......................................................    8
 SECTION 5.5. Consents and Approvals; No Violations...............................    9
 SECTION 5.6. Brokers and Finders.................................................    9

ARTICLE VI COVENANTS OF THE PARTIES...............................................    9
 SECTION 6.1. Reasonable Best Efforts.............................................    9
 SECTION 6.2. Public Announcements................................................   10
 SECTION 6.3. Additional Capital Contributions of InfoTouch Investors.............   10
 SECTION 6.4. Solvency Letter.....................................................   10
 SECTION 6.5. Additional Capital Contributions of NetSelect.......................   11
 SECTION 6.6. Merger of NetSelect and InfoTouch...................................   11
 SECTION 6.7. InfoTouch Public Offering and NetSelect Capital Stock Issuance......   13
 SECTION 6.8. NetSelect Options...................................................   13
 SECTION 6.9. InfoTouch Audit.....................................................   13

 SECTION 6.10.  RIN Restriction on Transfer......................................... 14
 SECTION 6.11.  InfoTouch Stockholder Restrictions.................................. 15

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE AGREEMENT............................. 16
 SECTION 7.1.   Condition to Each Party's Obligations to Consummate the Agreement... 16
 SECTION 7.2.   Further Conditions to InfoTouch's Obligations....................... 17
 SECTION 7.3.   Further Conditions to NetSelect's and NS LLC's Obligations.......... 18

ARTICLE VIII TERMINATION AND ABANDONMENT............................................ 19
 SECTION 8.1.   Termination......................................................... 19
 SECTION 8.2.   Effect of Termination............................................... 19

ARTICLE IX SURVIVAL AND INDEMNIFICATION............................................. 19
 SECTION 9.1.   Survival; Remedy for Breach......................................... 19
 SECTION 9.2.   Indemnification by InfoTouch........................................ 20
 SECTION 9.3.   Indemnification by NetSelect........................................ 20
 SECTION 9.4.   Indemnification Limits.............................................. 21
 SECTION 9.5.   Indemnification; Notice and Settlements............................. 21

ARTICLE X MISCELLANEOUS PROVISIONS.................................................. 22
 SECTION 10.1.  Amendment and Modification.......................................... 22
 SECTION 10.2.  Extension; Waiver................................................... 22
 SECTION 10.3.  Entire Agreement; Assignment........................................ 22
 SECTION 10.4.  Validity............................................................ 22
 SECTION 10.5.  Notices............................................................. 22
 SECTION 10.6.  Governing Law....................................................... 23
 SECTION 10.7.  Descriptive Headings................................................ 23
 SECTION 10.8.  Counterparts........................................................ 24
 SECTION 10.9.  Parties in Interest................................................. 24
 SECTION 10.10. No Waivers.......................................................... 24
 SECTION 10.11. Specific Performance................................................ 24
 SECTION 10.12. Definition of Knowledge............................................. 24

                             EXHIBITS and ANNEXES

ANNEX A        NetSelect Investors and Capitalization
ANNEX B        Liabilities and Expenses of CDW Internet, L.L.C.
EXHIBIT A      Intellectual Property, Assets and Liabilities of InfoTouch
EXHIBIT B      Names of Directors and Officers of NetSelect
EXHIBIT C      Board of Managers of NetSelect, L.L.C.
EXHIBIT D      Form of Amended and Restated Certificate of Incorporation of
               NetSelect
EXHIBIT E      Form of Amended and Restated By-Laws of NetSelect
EXHIBIT F      Form of Subscription Agreement
EXHIBIT G      Form of Investor Representation Letter
EXHIBIT H      Form of InfoTouch Stockholder Agreement

Schedule 4.2   InfoTouch Capitalization and Stockholders
Schedule 4.3   InfoTouch Consents and Approvals; No Violations
Schedule 4.5   Intellectual Property Rights
Schedule 5.2   Prior Activities of NetSelect
Schedule 5.3   NetSelect Capitalization
Schedule 5.5   NetSelect Consents and Approvals; No Violations

                                                                   EXHIBIT 10.06

                     STOCK AND INTEREST PURCHASE AGREEMENT
                     -------------------------------------

          STOCK AND INTEREST PURCHASE AGREEMENT, dated as of November 26, 1996 (this "Agreement"), by and among NETSELECT, INC., a Delaware corporation ("NetSelect"), NetSelect, L.L.C., a Delaware limited liability company ("NS LLC"), and INFOTOUCH CORPORATION, a Delaware corporation ("InfoTouch").

          WHEREAS, NetSelect desires to issue to those certain investors listed on Annex A hereto (the "Investors") the capital stock set forth and described thereon, and such Investors desire to purchase, 236,470 shares of NetSelect Class A common stock, par value $0.001 per share (the "NetSelect Class A Common Stock"), 116,470 shares of NetSelect Class B common stock, par value $0.001 per share (the "NetSelect Class B Common Stock"), and 1,647,059 shares of NetSelect Series A Convertible Preferred Stock, par value $0.001 per share (the "NetSelect Series A Preferred Stock") upon and subject to the terms, conditions and provisions hereinafter set forth; and

          WHEREAS, NS LLC desires to issue to NetSelect and InfoTouch, and InfoTouch and NetSelect desire to purchase Membership interests in NS LLC (the "Interests"), upon and subject to the terms, conditions and provisions hereinafter set forth and in the LLC Agreement (as defined in Section 1.2 below).

          NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby to the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                   PURCHASE AND SALE OF STOCK AND INTERESTS
                   ----------------------------------------

          SECTION 1.1.  Transfer of Stock. Upon the terms and subject to the
                        -----------------
conditions set forth herein, NetSelect shall sell, convey, transfer, assign and deliver to the Investors, and the Investors shall purchase from NetSelect, 236,470 shares of NetSelect Class A Common Stock, 116,470 shares of NetSelect Class B Common Stock, and 1,647,059 shares of NetSelect Series A Preferred Stock, in the proportions set forth on Annex A hereto.

          SECTION 1.2.  Transfers of Interests.  Upon the terms and subject to
                        ----------------------
the conditions set forth herein, NS LLC shall, convey, transfer, assign and deliver to InfoTouch, and InfoTouch shall purchase from NS LLC, the InfoTouch Membership Interest (as defined in that certain L.L.C. Limited Liability Company Agreement of NetSelect, L.L.C. (the "LLC Agreement"), and NS LLC shall convey, transfer, assign and deliver to NetSelect and NetSelect shall purchase from NS LLC, the NetSelect Membership Interest (as defined in the LLC Agreement).

          SECTION 1.3.  Amount and Payment of Purchase Price.  In consideration
                        ------------------------------------
of the sale, conveyance, transfer, assignment and delivery of the InfoTouch Membership Interest to InfoTouch on the Closing Date pursuant to Section 1.1 hereof, InfoTouch shall, on the Closing Date, in full payment therefor, transfer and assign to NS LLC all of the Intellectual Property (as defined in section 4.5 hereof) free and clear of all Liens (as defined in Section 2.4(a)), and certain assets and liabilities, as listed on Exhibit A hereto (the "Assets and Liabilities"), pursuant to appropriate assignment provisions in such Exhibit A in form and substance acceptable to NS LLC in its sole discretion. In consideration of the sale, conveyance, transfer, assignment and delivery of the NetSelect Membership Interest to NetSelect on the Closing Date (except as such date may otherwise be provided in Sections 7.2(c) and (d) hereof) pursuant to
Section 1.2 hereof, NetSelect shall, in full payment therefor, (x) on the Closing Date, transfer and assign to NS LLC all of NetSelect's ownership rights in the capital stock (the "RealSelect Capital Stock") of RealSelect, Inc., a Delaware corporation ("RealSelect"), including by operation of law, all of RealSelect's contract rights under and pursuant to that previously executed and delivered Operating Agreement, dated as of November 26, 1996 (the "RIN Operating Agreement"), by and between RealSelect and REALTORS(R) Information Network, Inc., an Illinois corporation ("RIN"), (y) pay to NS LLC (i) $2,600,000 on the Closing Date, (ii) $1,600,000 on or before December 12, 1996 (of which $150,000 would be paid by the assumption of certain indebtedness (created pursuant to that certain Loan Agreement, dated November 4, 1996, between Michael N. Flannery and InfoTouch, the proceeds of which were used for funding operating activity of InfoTouch during November, 1996) by NS LLC from InfoTouch at the Closing (the "InfoTouch Debt")), and (iii) $2,800,000 on or before February 1, 1997; and (z) on the Closing Date, transfer the liabilities and expenses of CDW Internet, L.L.C., a Delaware limited liability company ("CDW Internet"), including those expenses incurred by CDW Internet in the reasonable course of its business including, in connection with consummating the transactions contemplated by this Agreement and all other agreements referred to herein, including, without limitation, those personal expenses of Mr. Stuart Wolff and all legal fees and expenses incurred by CDW Internet, as set forth on Annex B hereto.

                                  ARTICLE II

                                    CLOSING
                                    -------

          SECTION 2.1.  The Closing.  Upon the terms and subject to the
                        -----------
conditions contained in this Agreement, the Closing will take place at 10:00 a.m. at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, on the date on which all of the conditions to each party's obligations hereunder have been satisfied or waived; or at such other place or time or both as the parties may mutually agree (the "Closing Date").

          SECTION 2.2.  Deliveries by NetSelect.  (a)  On the Closing Date,
                        -----------------------
NetSelect will deliver the following to the Investors:

               (a) Certificates representing shares of NetSelect Class A Common Stock, NetSelect Class B Common Stock and NetSelect Series A Preferred Stock.

               (b) Certified copies of the resolutions, duly adopted by each of the Board of Directors of NetSelect and the stockholders of NetSelect, which will be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the election or appointment, as the case may be, of each of the officers and directors of NetSelect set forth on Exhibit B hereto, to be effective immediately upon the Closing.

               (c) All other documents, instruments and writings required to be delivered by NetSelect at the Closing Date pursuant to this Agreement.

          (B)  On the Closing Date, NetSelect will deliver the following to NS
LLC:

               (a)  The RealSelect Capital Stock.

               (b) The aggregate amount of those capital contributions to NetSelect contemplated by Sections 7.2(c) and (d) hereof.

               (c) Those liabilities of CDW Internet set forth on Annex B hereto.

               (d) All other documents, instruments and writings required to be delivered by NetSelect on the Closing Date pursuant to this Agreement.

          SECTION 2.3.  Deliveries by NS LLC.  On the Closing Date, NS LLC will
                        --------------------
deliver the following to NetSelect and InfoTouch:

               (a)  The LLC Agreement.

               (b) Certified copies of the resolutions, duly adopted by the Board of Managers of NS LLC, which will be in full force and effect at the time of delivery, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the election or appointment, as the case may be, of the Board of Managers of NS LLC set forth on Exhibit C hereto, to be effective immediately upon the Closing.

               (c) All other documents, instruments and writings required to be delivered by NS LLC on the Closing Date pursuant to this Agreement.

          SECTION 2.4.  Deliveries by InfoTouch.  On the Closing Date, InfoTouch
                        -----------------------
will deliver the following to NS LLC:

               (a) The Intellectual Property, Assets and Liabilities described on Exhibit A hereto pursuant to Exhibit A, free and clear of all claims, levies, charges, pledges, hypothecations, trusts, security interests, proxies, voting arrangements, conditional sales or title retention contracts, or other encumbrances or restrictions of any kind, including restrictions affecting voting rights, transferability or incidents of record or beneficial ownership (any of such being referred to as a "Lien").

               (b) All other documents, instruments and writings required to be delivered by InfoTouch on the Closing Date pursuant to this Agreement.

                                  ARTICLE III

                                CLOSING MATTERS
                                ---------------

          SECTION 3.1.  Certificate of Incorporation.  In connection with the
                        ----------------------------
transactions contemplated hereby, the Certificate of Incorporation of NetSelect, in effect immediately prior to the Closing Date, shall be amended and restated in its entirety as set forth in Exhibit D hereto; and, from and after the Closing Date and, until further amended as provided by law, such amended and restated certificate of incorporation, shall be, and may be separately certified as, the Amended and Restated Certificate of Incorporation of NetSelect.

          SECTION 3.2.  By-laws.  In connection with the transactions
                        -------
contemplated hereby, the By-laws of NetSelect in effect immediately prior to the Closing Date, shall be amended and restated in their entirety as set forth in Exhibit E hereto; and, from and after the Closing Date and, until further amended as provided by law, such amended and restated By-laws, shall be, and may be separately certified as, the By-laws of NetSelect.

          SECTION 3.3.  LLC Agreement.  In connection with the transactions
                        -------------
contemplated hereby, the LLC Agreement and Certificate of Formation of NS LLC (the "Certificate of Formation"), in effect immediately prior to the Closing Date, shall be the LLC Agreement and Certificate of Formation of NS LLC in effect from and after the Closing Date.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF INFOTOUCH
                 -------------------------------------------

          InfoTouch hereby represents and warrants to NetSelect that as of the Closing Date, the following shall be true, complete and correct:

          SECTION 4.1.  Organization; Etc. (a) InfoTouch is a corporation duly
                        -----------------
organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on the business conducted by it as now conducted.

               (b) InfoTouch is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which qualification is required and there are no other jurisdictions in which InfoTouch's ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). Complete and correct copies of the InfoTouch Certificate of Incorporation, as amended to date ("InfoTouch Certificate of Incorporation") and By-laws, as amended to date ("InfoTouch By-laws"), and as in effect on the date hereof have been delivered to NetSelect prior to the date of this Agreement. "Material Adverse Effect" with respect to a party shall mean any event having (or reasonably likely to have) a material adverse effect on the business, condition, (financial or otherwise), results of operations, properties or prospects of such party or which may materially impair the ability of such party to consummate the transactions contemplated by this Agreement.

          SECTION 4.2.  Capitalization.  The authorized capital stock of
                        --------------
InfoTouch consists of (i) 5,000,000 shares of InfoTouch Common Stock and 1,000,000 shares of Preferred Stock, of which 3,809,239 shares of InfoTouch Common Stock will be issued and outstanding. The issued and outstanding capital stock is owned by, and in the amounts set forth opposite, the stockholders of InfoTouch listed on Exhibit 4.2 hereto.

               (a) Except as set forth on Schedule 4.2 of the disclosure schedule delivered by InfoTouch to NetSelect in connection herewith (the "InfoTouch Disclosure Schedule"), there are no (i) subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character, whether oral or written, relating to the issuance, transfer or sale, delivery, transfer, voting or redemption (including any right of conversion or exchange under any outstanding security or other instrument) of any of the capital stock or other equity interests of InfoTouch, or (ii) agreements, arrangements, or understandings granting any Person (as hereinafter defined) any rights in InfoTouch similar to capital stock or other equity interests (collectively, "Options"). All of the outstanding shares of InfoTouch Common Stock and InfoTouch Preferred Stock and outstanding Options were issued by InfoTouch in compliance with all applicable securities laws. Except as provided on Schedule 4.2 of the InfoTouch Disclosure Schedule, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the outstanding shares of InfoTouch Common Stock or shares of InfoTouch Preferred Stock or Shares to which InfoTouch or, to the best of its knowledge, any of its stockholders, is a party or is bound.

          SECTION 4.3.  Authorization.  InfoTouch has taken all corporate action
                        -------------
required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement has been duly executed by InfoTouch and constitutes the legal, valid and binding obligation of InfoTouch enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          SECTION 4.4.  Consents and Approvals; No Violations.  Except as
                        -------------------------------------
contemplated by this Agreement, no filing with, and no permit, authorization, consent or approval of, any public body or governmental authority, domestic or foreign, is necessary for the consummation by InfoTouch of the transactions contemplated by this Agreement. Any consents, approvals, or authorizations of any third party or governmental authority, domestic or foreign, required or necessary to assign and deliver the Intellectual Property hereunder and pursuant to Exhibit A have been obtained. Except as set forth on Schedule 4.3 of the InfoTouch Disclosure Schedule, neither the execution and delivery of this Agreement by InfoTouch nor the consummation by InfoTouch of the transactions contemplated hereby nor compliance by InfoTouch with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the InfoTouch Certificate of Incorporation or InfoTouch By-laws; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions, or provisions of any indenture, license, contract, agreement, or other instrument or obligation to which InfoTouch is a party or by which it or any of its properties or assets may be bound, except for violations, breaches and defaults which in the aggregate would not have a Material Adverse Effect on InfoTouch; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to InfoTouch, except for violations of statutes, rules and regulations which in the aggregate would not have a Material Adverse Effect on NetSelect or NS LLC.

          SECTION 4.5.  Intellectual Property.  InfoTouch is the owner or the
                        ---------------------
exclusive licensee of all of the intellectual property set forth on Exhibit A hereto (the "Intellectual Property"). InfoTouch owns, or is licensed to use all of the Intellectual Property, free and clear of all Liens, and has not assigned, hypothecated or otherwise encumbered any of the Intellectual Property. Except as set forth on Schedule 4.4(b) of the InfoTouch Disclosure Schedule, (i) no Person has a right to receive a royalty with respect to any of the Intellectual Property; (ii) no claim has been asserted or, to the best of the knowledge of InfoTouch, threatened by a third party with respect to the use of such Intellectual Property by InfoTouch; (iii) to the knowledge of InfoTouch, the use of Intellectual Property by InfoTouch does not infringe on the rights of any Person; (iv) consummation of the transactions contemplated by this Agreement will not impair or alter any of the rights to the Intellectual Property rights; and (v) to the best of the knowledge of InfoTouch, there are no infringements of the Intellectual Property by any third party.

          SECTION 4.6.  Compliance with Laws.  InfoTouch is not, and within the
                        --------------------
prior three years has not been, in violation of (i) any judgment, decree, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any such Person or its property under applicable law; or (ii) any statute, law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body, which in either case is likely to have a Material Adverse Effect on NetSelect or NS LLC.

          SECTION 4.7.  Brokers and Finders.  InfoTouch has not employed any
                        -------------------
broker or finder nor incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF NETSELECT
                  -------------------------------------------

          NetSelect hereby represents and warrants to InfoTouch that as of the Closing Date, the following shall be true and correct:

          SECTION 5.1.  Organization; Etc.  (a) NetSelect is a corporation duly
                        -----------------
organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on the business conducted by it as now conducted.

               (b) NetSelect is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which qualification is required and there are no other jurisdictions in which NetSelect's ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on NetSelect. Complete and correct copies of the NetSelect Certificate of Incorporation and the NetSelect By-laws as in effect on the date hereof have been made available or delivered to NetSelect prior to the date of this Agreement.

          SECTION 5.2.  No Prior Activities.  As of the date hereof, except for
                        -------------------
as set forth on Schedule 5.2 of the disclosure schedules delivered by NetSelect herewith (the "NetSelect Disclosure Schedule"), and for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, NetSelect has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

          SECTION 5.3.  Capitalization.  (a) The capitalization of NetSelect
                        --------------
consists of (i) 35,000,000 shares of the NetSelect Class A Common Stock; (ii) 10,000,000 shares of NetSelect Class B Common Stock, par value $0.001 per share of NetSelect (the "NetSelect Class B Common Stock"); (iii) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "NetSelect Preferred Stock"), and, together with the NetSelect Class A Common Stock and the NetSelect Class B Common Stock, the "NetSelect Shares"). As of the date hereof and prior to the Closing, (i) 236,470 shares of NetSelect Class A Common Stock are issued and outstanding; (ii) 116,470 shares of NetSelect Class B Common Stock are issued and outstanding, and (iii) zero (0) shares of NetSelect Preferred Stock are issued and outstanding. All of such issued and outstanding NetSelect Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding NetSelect Shares were issued by NetSelect in compliance with all applicable securities laws.

               (b) The NetSelect Shares represent all of the issued and outstanding capital stock and equity interests in NetSelect. Except as set forth on Schedule 5.3 of the NetSelect Disclosure Schedule and except for the NetSelect, Inc. Stockholders Agreement (as hereinafter defined), the NetSelect Preferred Stock, and the NetSelect Class B Common Stock, there are no (i) subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character, whether oral or written, relating to the issuance, transfer or sale, delivery, transfer, voting or redemption (including any right of conversion or exchange under any outstanding security or other instrument) of any of the capital stock or other equity interests of NetSelect; or (ii) agreements, arrangements, or understandings granting any person or entity any rights in NetSelect similar to capital stock or other equity interests. Except as set forth on Schedule 5.3 of the NetSelect Disclosure Schedule, and except for the NetSelect, Inc. Stockholders Agreement, that certain RealSelect, Inc. Stockholders Agreement, dated as of the date hereof, by and between NetSelect and RIN, the NetSelect Preferred Stock and the NetSelect Class B Common Stock, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the NetSelect Shares to which NetSelect is a party or is bound.

          SECTION 5.4.  Authorization.  NetSelect has taken all corporate action
                        -------------
required to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement has been duly executed by NetSelect and constitutes the legal, valid and binding obligation of NetSelect enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and
(ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          SECTION 5.5.  Consents and Approvals; No Violations.  Except as
                        -------------------------------------
contemplated by this Agreement, and except for "blue sky" laws and regulations, no filing with, and no permit, authorization, consent or approval of, any public body or governmental authority, domestic or foreign, is necessary for the consummation by NetSelect of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.4 of the NetSelect Disclosure Schedule, neither the execution and delivery of this Agreement by NetSelect nor the consummation by NetSelect of the transactions contemplated hereby nor compliance by NetSelect with any of the provisions hereof, will (i) conflict with or result in any breach of any provision of the NetSelect Certificate of Incorporation or NetSelect By-laws; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any of the terms, conditions, or provisions of any indenture, license, contract, agreement, or other instrument or obligation to which NetSelect is a party or by which it or its properties or assets may be bound, except for violations, breaches and defaults which in the aggregate would not have a Material Adverse Effect on NetSelect; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to NetSelect, except for violations of statutes, rules and regulations which in the aggregate would not have a Material Adverse Effect.

          SECTION 5.6.  Brokers and Finders.  NetSelect has not employed any
                        -------------------
broker or finder nor incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI

                           COVENANTS OF THE PARTIES
                           ------------------------

          SECTION 6.1.  Reasonable Best Efforts.  (a) Subject to the terms and
                        -----------------------
conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions to the parties' obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, making all required filings and applications and complying with or responding to any requests by governmental agencies and obtaining all consents, approvals, orders, waivers, licenses, permits and authorizations required in connection with the transactions contemplated hereby.

               (b) If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

          SECTION 6.2.  Public Announcements.  InfoTouch, NetSelect and NS LLC
                        --------------------
will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any press release or make any such public statement without the prior approval of InfoTouch, NetSelect and NS LLC, as the case may be, except as may be required by law.

          SECTION 6.3   Additional Capital Contributions of InfoTouch Investors.
                        -------------------------------------------------------
On or prior to December 12, 1996, InfoTouch shall use its best efforts to cause certain investors to enter into that certain NetSelect, Inc. Stockholders Agreement, dated as of the date hereof (the "NetSelect Stockholders Agreement"), a subscription agreement, substantially in the form of Exhibit F hereto (the "Subscription Agreement"), and an investor representation letter substantially in the form of Exhibit G hereto ("Investor Representation Letter"), with NetSelect, pursuant to which each of the investors shall subscribe to purchase from NetSelect 352,941 shares of Series B Preferred Stock, for an aggregate purchase price of not less than $2,333,333, and such purchase price shall be paid to NetSelect, in immediately available funds in two installments of not less than $1,600,000 of which $1,450,000 represents cash consideration and $150,000 represents the contribution and forgiveness of the InfoTouch Debt on or prior to December 12, 1996, and not less than $733,333 on or prior to February 1, 1997. NetSelect shall issue the shares concurrently with the receipt of each installment. In the event InfoTouch shall not obtain at least $1,600,000 equity investment prior to December 12, 1996, InfoTouch shall transfer to NetSelect on a pro rata basis 419,140 of the Units (as defined in the LLC Agreement) free and clear of all Liens. In the event InfoTouch shall not obtain at least $733,333 equity investment prior to February 1, 1997, InfoTouch shall transfer to NetSelect on a pro rata basis 148,204 of the Units (as defined in the LLC Agreement) free and clear of all Liens.

          SECTION 6.4.  Solvency Letter. Prior to the sale, assignment,
                        ---------------
transfer, pledge, distribution or other conveyance (a "Distribution") of any or all of the InfoTouch Membership Interests by InfoTouch to any of the stockholders of InfoTouch, and provided such Distribution shall occur prior to December 31, 2000, InfoTouch shall: (a) Obtain an opinion letter (containing customary assumptions, qualifiers and disclaimers), satisfactory to NetSelect in its sole and absolute discretion, from a nationally recognized independent investment banking or solvency firm substantially to the following effect:

     (i) InfoTouch is not insolvent and will not be rendered insolvent as a result of the consummation of the Distribution. The present fair saleable value of the assets of InfoTouch, and the assets of InfoTouch at fair valuation, exceed InfoTouch's existing debts and other liabilities.

     (ii) The property of InfoTouch does not, and shall not, following the consummation of the transactions contemplated hereby, constitute unreasonably small capital, for InfoTouch to carry out its business as now conducted and as proposed to be conducted following consummation of the transactions contemplated hereby, including the capital needs of InfoTouch, taking into account the particular capital requirements of the business conducted by InfoTouch, and projected capital requirements and capital availability thereof.

     (iii) InfoTouch has not incurred and does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received, and of amounts to be payable on or in respect of the debts of InfoTouch). The cash flow of InfoTouch, after taking into account all anticipated uses of the cash of InfoTouch, will at all times be sufficient to pay all amounts on or in respect of the debts of InfoTouch when such amounts are required to be paid; and

            (b) Represent to NetSelect that (i) InfoTouch does not believe that any final judgments against InfoTouch or any actions against InfoTouch for money damages will be rendered at a time when, or in an amount such that, InfoTouch would be unable to satisfy such judgments promptly and in accordance with their terms (taking into account the maximum reasonable amount of such judgments in such actions at the earliest reasonable time at which such judgments might be rendered); and (ii) the cash flow of InfoTouch, after taking into account all other anticipated uses of the cash of InfoTouch (including the payments on or in respect of the debt referred to above in Section 6.4(c)), will at all times be sufficient to pay all such judgments promptly and in accordance with their terms.

          SECTION 6.5.  Additional Capital Contributions of NetSelect.  On or
                        ---------------------------------------------
prior to the Closing Date, Whitney (as defined in Section 7.1(i)) shall make a $1,400,000 equity investment in NetSelect, Allen & Co. shall make a $700,000 equity investment in NetSelect, and CDW Internet shall make a $500,000 equity investment in NetSelect. On February 1, 1997, CDW Internet shall make a $666,667 equity investment in NetSelect, Allen & Co. shall make a $466,667 equity investment in NetSelect, and Whitney shall make a $933,333 equity investment in NetSelect. In the event NetSelect shall not contribute a $2,066,667 equity investment to NS

LLC prior to or on February 1, 1997, NS LLC shall cancel that number of Units (as defined in the LLC Agreement) held by NetSelect determined by dividing (i) the amount not contributed by NetSelect by (ii) $2.83.

          SECTION 6.6.  Merger of NetSelect and InfoTouch. Prior to May 1, 1997,
                        ---------------------------------
InfoTouch shall terminate its operating activities and its sole activity thereafter shall be to own the InfoTouch Membership Interest. Except as may otherwise be provided below in this Section 6.6, NetSelect agrees that its sole activity shall be to own the NetSelect Membership Interest. In the event that
(a) the Board of Directors of NetSelect shall determine that NetSelect shall file a registration statement with the Securities and Exchange Commission for the sale of shares of capital stock of NetSelect in a public offering, (b) the Board of Directors of NetSelect shall resolve to enter a Merger (as defined below), consolidation or sale of NetSelect or all or substantially all of the assets of NetSelect, (c) the stockholders of NetSelect upon the issuance of all of the NetSelect Shares contemplated by this Agreement shall own equity securities of NetSelect possessing less than 50% of the voting power of NetSelect, or (d) the Board of Managers of NS LLC shall resolve to sell the Membership Interests in a public offering, then NetSelect shall promptly notify InfoTouch thereof. Upon receipt of notice from NetSelect (the "Notice Date"), InfoTouch shall have thirty (30) days to request that NetSelect merge InfoTouch with NetSelect and NetSelect shall have thirty (30) days to request that InfoTouch merge with NetSelect, and, if either party so requests, the parties shall enter into such merger subject to the satisfaction of all of the following within ninety (90) days following the Notice Date: (v) InfoTouch shall have terminated all of its operating activities by May 1, 1997 and its sole activity shall be to own the InfoTouch Membership Interest in NS LLC; (w) InfoTouch shall have a full audit of its financial statements for its three prior fiscal years conducted and certified by a "Big 6" accounting firm (the "Full Audit"), and shall deliver the certified financial statements, together with the accountants' unqualified opinion (which may contain a "going-concern" reservation) thereon (such Full Audit to be paid by NS LLC), to NetSelect; (x) the Full Audit shall show as of the date of the most recent balance sheet included in its financial statements that the stockholders' equity of InfoTouch shall be greater than zero and the total liabilities of InfoTouch (including, without limitation, contingent liabilities) shall not exceed $100,000 (either of the foregoing results set forth in clause (x), a "Qualified Audit"). If any of the foregoing conditions are not satisfied, neither NetSelect nor NS LLC shall be obligated to merge with InfoTouch and neither NetSelect nor NS LLC shall be precluded from commencing a public offering at such time, and furthermore, InfoTouch (not NS
LLC) shall pay the expenses of the "Big 6" accounting firm in preparing such Full Audit. InfoTouch shall be provided a reasonable opportunity to "cure" any Qualified Audit rendered, for example, by paying money or posting another form of security, reasonably satisfactory to NetSelect, to settle any contingent liability, and to have a Full Audit which is not a Qualified Audit rendered. If InfoTouch is able to obtain a Full Audit which is not a Qualified Audit, InfoTouch shall pay the expenses of the "Big 6" firm in connection therewith, and NetSelect shall merge with InfoTouch.

          Any merger shall be pursuant to an agreement in form and substance reasonably approved by InfoTouch and NetSelect. In the case of a merger prior to a public offering of

NetSelect, the agreement shall provide that the shareholders of InfoTouch shall receive a combination of shares of Class A Common Stock and Class B Common Stock of NetSelect (in the same ratio as owned by InfoTouch in NS LLC) equal to the
(i) Adjusted Fully Diluted Shares of NetSelect outstanding as of the date of the merger divided by (ii) one minus the InfoTouch LLC Percentage minus (iii) the number of Adjusted Fully Diluted Shares outstanding as of such date. In the event of any public offering of NetSelect prior to any merger between NetSelect and InfoTouch, upon any such merger, the parties shall invoke the valuation procedures set forth in Section 3.5 of that certain RealSelect, Inc. Stockholders Agreement, dated as of the date hereof, to determine the relative equity interests of the InfoTouch Stockholders and the NetSelect Stockholders in the surviving entity. For purposes of this Section 6.6, the following terms shall have the meaning set forth below:

          "ADJUSTED FULLY DILUTED SHARES" of NetSelect outstanding at any date shall mean (i) the number of shares of Class A Common Stock of NetSelect outstanding on such date, plus (ii) the maximum number of shares of Class A Common Stock of NetSelect which are issuable pursuant to convertible securities, options, warrants or other rights outstanding on such date, excluding, for this purpose, any outstanding options granted to officers and employees of NetSelect in their capacities as such, which grants have been approved by the Board of Managers of NS LLC.

          "INFOTOUCH LLC PERCENTAGE" at any date shall mean a fraction, the numerator of which is the aggregate membership interests of InfoTouch in NS LLC at such date and the denominator of which is the aggregate membership interests of all Members in NS LLC outstanding at such date.

          "MERGER" shall mean any consolidation of NetSelect with, or merger of NetSelect with or into, another corporation or reorganization of NetSelect, other than a consolidation, reorganization or merger in which NetSelect is the surviving corporation. NetSelect shall be the "surviving corporation" in any merger if NetSelect, or its stockholders immediately before the transaction, shall own (immediately after the transaction) equity securities, other than warrants, options or similar rights to subscribe to or purchase equity securities, of the surviving or acquiring corporation, or its parent corporation, possessing more than 50% of the voting power of the surviving or acquiring corporation or its parent corporation; and in making the determination of ownership by the stockholders of a corporation, immediately after the transaction, of equity securities pursuant to the preceding clause, equity securities which they owned immediately before the transaction as shareholders of another party to the transaction shall be disregarded. For the purposes hereof, voting power of a corporation shall be calculated by assuming the conversion of all then outstanding convertible equity securities (including those convertible at some future date), but not assuming the exercise of any warrants, options or other rights to subscribe to or purchase voting shares.

          SECTION 6.7   InfoTouch Public Offering and NetSelect Capital Stock
                        -----------------------------------------------------
Issuance. InfoTouch hereby agrees that it shall not commence any public offering
--------
(regardless of the
aggregate value established for the InfoTouch capital stock at such time) without first merging with NetSelect pursuant to the provisions of Section 6.6 hereof.

          SECTION 6.8.   NetSelect Options. Except as contemplated on the
                         -----------------
Closing Date, NetSelect agrees not to issue any equity securities of NetSelect without the prior approval of the Board of Managers of NS LLC.

          SECTION 6.9.   InfoTouch Audit.  Promptly following the Closing Date,
                         ---------------
InfoTouch shall have a pre-Closing balance sheet audit conducted and certified by a "Big 6" accounting firm (the "Balance Sheet Audit") and shall deliver the balance sheet, together with accountant's unqualified opinion thereon (which may contain a "going concern" qualification), to NetSelect. To the extent that the Balance Sheet Audit confirms that InfoTouch contributed an amount to NS LLC in excess of $50,000 more than that represented by InfoTouch on Exhibit A hereto
                  ----
(the "Excess"), NetSelect shall then transfer to InfoTouch at NetSelect's option, (i) cash in the amount of such Excess, or (ii) that number of Units of the NetSelect Membership Interest as shall equal such Excess divided by $2.83. To the extent that the Balance Sheet Audit confirms that InfoTouch contributed an amount to NS LLC in excess of $50,000 less than that represented by InfoTouch
                                         ----
on Exhibit A hereto (the "Deficit"), InfoTouch shall promptly transfer to NetSelect at InfoTouch's option, either (i) cash in the amount of such Deficit, or (ii) that number of Units of the InfoTouch Membership Interest as shall equal such Deficit divided by $2.83.

          SECTION 6.10.  RIN Restriction on Transfer. (a)  Prior to making any
                         ---------------------------
proposed Transfer (as hereinafter defined), other than to a Member or a Permitted Transferee (as hereinafter defined) that would result in such transferee (a "Transferee") becoming the owner, whether of record or beneficially, of more than five percent (5%) of the Units in NS LLC, the transferring Member shall first obtain the written approval of RIN, which approval shall not be unreasonably withheld. In seeking such approval, a Member must identify the proposed Transferee and the number of Membership Interests proposed to be Transferred, and provide such additional publicly available information regarding the proposed Transferee as RIN may reasonably request. Any decision by RIN pursuant to this Section 6.10, whether to approve or not approve such Transfer, shall be set forth in writing and shall set forth in reasonable detail the basis of such decision; provided, however, that in the event RIN
                                   --------  -------
shall fail to approve or not approve such Transfer within thirty (30) days after the date of the receipt of such request, RIN shall be deemed to have approved such Transfer. For purposes hereof, "Transfer" shall mean any transfer, pledge, sale, assignment, hypothecation, creation of a security intent or a lien on, placing in trust (voting or otherwise), or any other way encumbrance or disposal, directly or indirectly, in one or more transactions.

          (b) Prior to making any proposed Transfer hereunder that shall result in the ownership of Membership Interests, whether of record or beneficially, by a Transferee whose primary business is "real estate related", the transferring Member shall first obtain the written approval of RIN, which approval shall not be unreasonably withheld. In seeking such approval a Member must identify the proposed Transferee and the number of Membership Interests proposed to be Transferred, and provide such additional publicly available information regarding the proposed Transferee as RIN may reasonably request. Any decision by RIN pursuant to this Section 6.10, whether to approve or not approve such Transfer, shall be set forth in writing and shall set forth in reasonable detail the basis of such decision. For purposes of this Agreement, "real estate related" shall mean any person, entity or group whose primary business is comprised of real estate brokerage, real estate management, mortgage financing, appraising, counseling, land development and building, title insurance, escrow services, franchising, operation of an association comprised of real estate licensees, operation of a multiple listing service, and entities that own or are owned by firms engaged in any of the foregoing.

          (c) The approval rights of RIN described in Sections 6.10(a) and (b) above shall (a) cease upon the termination of that certain Operating Agreement, dated as of November 26, 1996 (the "Operating Agreement"), by and between RIN and RealSelect, (B) be suspended upon the occurrence of, and during the continuance of, any breach by the NAR of that certain (i) Joint Ownership Agreement, dated as of November 26, 1996, between the NAR and NS LLC, or (ii) Trademark License, dated as of November 26, 1996, by and between the NAR and RealSelect, (C) be suspended upon the occurrence of, and during the continuance of, the Transfer by RIN of eighty percent (80%) or more of the shares of common stock, par value $0.001 per share (the "RealSelect Shares"), of RealSelect owned by RIN as of the Closing Date; provided, however, that in the event that RIN
                               --------  -------
shall transfer greater than eighty percent (80%) of the RealSelect Shares owned by RIN as of the Closing Date, and RIN shall not, within forty-five (45) days from the date of such Transfer, increase its ownership in RealSelect Shares so that RIN shall own at least twenty percent (20%) of the RealSelect Shares owned by RIN as of the Closing Date, RIN's rights pursuant to Section 6.10(a) and (b) shall terminate, and (D) be suspended upon the execution of a memorandum of understanding, letter of intent, or such other binding understanding or agreement in connection with the sale of RIN to any person, entity or group other than a Member or a Permitted Transferee (as hereinafter defined); provided, however, that such right shall terminate upon the closing of any such
--------  -------
sale contemplated by such memorandum of understanding, letter of intent, or such other binding understanding or agreement.

          (d)  A "Permitted Transferee" shall mean, with respect to a Member:

     (i) the spouse of such Member, any lineal descendant of a grandparent of such Member, or of the spouse of such Member, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Member, and his or her spouse are herein collectively referred to as the "Member's Family Members");

     (ii)  the trustee of a trust (including a voting trust) principally for the benefit of such Member's Family Members;  provided, that such trust may also
                                              --------
grant a general or special power of appointment to one or more of such Member's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Member's Family Members payable by reason of the death of any of such Member's Family Members;

     (iii) in the case of a partnership or limited liability company, (a) such partnership's partners (limited or general) or such limited liability company's members, (B) the estates or legal representatives of any such limited partners, general partners or members, and (C) any affiliates of such partnership or limited liability company; and

     (iv) in the case of a corporation, (a) any of its wholly-owned subsidiaries, (B) any stockholder of such corporation, or (C) any of the affiliates of such corporation.

           SECTION 6.11. InfoTouch Stockholder Restrictions. InfoTouch shall use
                         -----------------------------------
its best efforts to cause as many of its stockholders, representing as great a percentage of the InfoTouch Capital Stock as possible, to execute a stockholders agreement, substantially in the form of Exhibit H hereto (the "InfoTouch Stockholder Agreement"), consistent with the terms and restrictions set forth with respect to the InfoTouch Membership Interest in Section 6.10 above. NetSelect hereby acknowledges and agrees to the registration rights provisions contained in the InfoTouch Stockholder Agreement, including, without limitation,
Section 2.11 thereof.

                                  ARTICLE VII

                  CONDITIONS TO CONSUMMATION OF THE AGREEMENT
                  -------------------------------------------

           SECTION 7.1.  Condition to Each Party's Obligations to Consummate the
                         -------------------------------------------------------
Agreement. The respective obligations of each party to consummate this Agreement
---------
is subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

               (a) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated, enforced or threatened by any court or governmental entity which prohibits or restricts the consummation of this Agreement;

               (b) All authorizations, approvals, consents and waivers required to be obtained from and notices and filings required to be given to or made with any governmental agency or third party shall have been obtained, given or made;

               (c) That certain Employment Agreement by and between NetSelect and Stuart Wolff, Ph.D., dated as of the Closing Date (the "Wolff Employment Agreement"), shall have been executed and delivered, and shall be effective as and after the Closing Date;

               (d) That certain Employment Agreement by and between NetSelect and Richard R. Janssen, dated as of the Closing Date (the "Janssen Employment Agreement"), shall have been executed and delivered, and shall be effective as and after the Closing Date;

               (e) That certain Software License Agreement, by and among NAR, RealSelect, and NetSelect shall have been executed and delivered;

               (f) That certain Trademark License Agreement, by and between NAR and RealSelect shall have been executed and delivered;

               (g) That certain Joint Ownership Agreement, by and among NAR, NetSelect and NS LLC shall have been executed and delivered;

               (h) NetSelect shall have duly elected or appointed and qualified, as Directors and officers to NetSelect, at and after the Closing Date, those individuals listed on Exhibit B hereto;

               (i) CDW Internet, Whitney Equity Partners, L.P., a Delaware limited partnership ("Whitney"), Allen & Co., InfoTouch, and NetSelect shall have duly executed the NetSelect, Inc. Stockholders Agreement;

               (j) NetSelect shall have granted to Stuart Wolff incentive stock options to purchase up to an aggregate of 174,118 shares pursuant to NetSelect's 1996 Stock Incentive Plan;

               (k) NetSelect shall have granted to Richard Janssen incentive stock options to purchase up to an aggregate of 130,588 shares pursuant to NetSelect's 1996 Stock Incentive Plan;

               (l) That certain Distribution and Web Site Development Agreement, dated as of February 1, 1996, shall have been properly terminated;

               (m) That certain RIN Operating Agreement shall have been executed and delivered;

               (n) NetSelect shall have transferred the RealSelect Capital Stock to NS LLC;

               (o) That certain Master Agreement shall have been executed and delivered; and

               (p) InfoTouch and NetSelect shall have duly executed and delivered the LLC Agreement.

          SECTION 7.2.  Further Conditions to InfoTouch's Obligations.  The
                        ---------------------------------------------
obligations of InfoTouch to consummate the transactions contemplated hereby at the Closing are subject to satisfaction or waiver by InfoTouch of the following conditions on or before the Closing Date:

               (a) The representations and warranties of NetSelect contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date;

               (b) NetSelect and NS LLC shall have performed and complied in all material respects with all respective agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by each on or prior to the Closing;

               (c) Each of Whitney and Allen & Co. shall have duly executed and delivered a Subscription Agreement, dated as of the Closing Date, pursuant to which (i) Whitney shall have committed to pay to NetSelect $1,400,000 on or before the Closing Date and $933,333 on or before February 1, 1997 and (ii) Allen & Co. shall have committed to pay to NetSelect $700,000 on or before the Closing Date and $466,667 on or before February 1, 1997, to purchase shares of Series A Preferred Stock consistent with the amounts set forth in Annex A hereto, to be paid and issued, respectively, on the Closing Date and February 1, 1997;

               (d) CDW Internet shall have duly executed and delivered a Subscription Agreement, dated as of the Closing Date, pursuant to which CDW Internet shall have committed to pay to NetSelect $500,000 on or before the Closing Date and $666,667 on or before February 1, 1997 to purchase shares of capital stock of NetSelect consistent with the amounts set forth in Annex A hereto, to be paid and issued, respectively, on the Closing Date and February 1, 1997;

               (e) NS LLC shall have delivered to InfoTouch the InfoTouch Membership Interest; and

               (f) InfoTouch shall have received a duly executed certificate of an authorized officer of NetSelect to the effect that the conditions in Section 7.2(a) and Section 7.2(b) have been satisfied.

          SECTION 7.3.  Further Conditions to NetSelect's and NS LLC's
                        ----------------------------------------------
Obligations.  The obligations of NetSelect to consummate the transactions
-----------
contemplated hereby at the Closing are subject to the satisfaction or waiver by NetSelect and NS LLC of the following conditions:

               (a) The representations and warranties of InfoTouch contained herein shall be true, complete and correct in all material respects as of the date of this Agreement and at and as of the Closing Date;

               (b) InfoTouch shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement or to be performed or complied with by it on or prior to the Closing;

               (c) NetSelect and NS LLC shall have received a duly executed certificate from a duly authorized officer of InfoTouch to the effect that the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied;

               (d) Each of CDW Internet, L.L.C., WREN L.L.C., Stuart Wolff, Ph.D., Dort Cameron, III, Andrew Dwyer, Whitney and Allen & Co. shall have duly executed and delivered a Subscription Agreement and an Investor Representation Letter, substantially in the form, set forth as Exhibit F and Exhibit G, respectively;

               (e) All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for NetSelect and NS LLC, and such counsel shall have been furnished with such certified copies of such actions and proceedings and such other instruments, documents and opinions as it shall have reasonably requested;

               (f) All consents, approvals, orders and permits of, and registrations, declarations and filings with, any governmental authority that shall be required in order to enable InfoTouch to consummate the transactions contemplated hereby;

               (g) That certain indebtedness owed by RIN to InfoTouch shall have been forgiven by InfoTouch in all respects, and RIN shall be released therefrom;

               (h)  InfoTouch shall have duly delivered Exhibit A; and

               (i) Stockholders of InfoTouch holding shares of capital stock of InfoTouch representing at least a majority of those shares outstanding on the Closing Date shall have executed the InfoTouch Stockholder Agreement.

                                 ARTICLE VIII

                          TERMINATION AND ABANDONMENT
                          ---------------------------

          SECTION 8.1.  Termination.  This Agreement may be terminated at any
                        -----------
time prior to the Closing:

               (a) by the mutual written consent of each of InfoTouch, NetSelect and NS LLC;

               (b) by either InfoTouch, NetSelect or NS LLC, if there shall be any law or regulation that makes consummation of this Agreement illegal or if any judgment, injunction, order or decree enjoining InfoTouch or NetSelect from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appealable; and

               (c) by either NetSelect, InfoTouch or NS LLC, if the Closing has not been consummated by December 4, 1996; provided, however, that the right to
                                          --------  -------
terminate this Agreement under this paragraph shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to meet the date requirements of this subsection.

          SECTION 8.2.  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void and of no further force and effect, without any liability on the part of any party or its directors, officers, partners, members, managers, affiliates, employees, agents or securityholders. Nothing in this
Section 8.2 shall relieve any party from any liability for any willful breach of this Agreement or any intentional tort.

                                  ARTICLE IX

                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

          SECTION 9.1.  Survival; Remedy for Breach.  The representations and
                        ---------------------------
warranties of the parties contained herein or in any writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period equal to the earlier of (i) the IPO (as defined in Section 9.4 hereof) or (ii) three months following the completion of the audit for the 1998 fiscal year of NetSelect. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 9.2 or
Section 9.3 hereof shall survive the time at which it would otherwise terminate pursuant to such sentence, if notice of the inaccuracy or breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All representations and warranties of InfoTouch and NetSelect set forth in this Agreement, together with each of the InfoTouch Disclosure Schedule, delivered by InfoTouch, and the NetSelect Disclosure Schedule, delivered by NetSelect, herewith shall be deemed to have been made by each of InfoTouch and NetSelect at and as of the Closing, except as otherwise specified in this Agreement.

          SECTION 9.2.  Indemnification by InfoTouch. InfoTouch hereby agrees
                        ----------------------------
that it shall indemnify, save and hold harmless NetSelect, NS LLC and their respective officers, directors, employees, managers, members, agents and affiliates (other than InfoTouch), and their respective representatives (collectively, the "NetSelect Affiliates"), from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims, actions, suits, administrative, arbitration or other proceedings or governmental investigations and expenses (whether or not arising out of third-party actions), including, without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, collectively, the "Damages"), incurred in connection with or arising out of or resulting from (i) all liabilities of InfoTouch (other than those liabilities specifically set forth and described on Exhibit A hereto) not disclosed herein and on the InfoTouch Disclosure Schedule arising, or based on acts, omissions or conditions occurring or failing to occur, prior to or on the Closing Date; (ii) any breach of any covenant or agreement by InfoTouch, not waived in writing by NetSelect and NS LLC prior to the Closing Date, or the inaccuracy of any representation or warranty, made by InfoTouch in this Agreement, the LLC Agreement or any documents delivered in connection herewith or therewith prior to the Closing Date, including the InfoTouch Disclosure Schedules and (iii) any Damages arising from any liabilities of InfoTouch not disclosed herein or in the InfoTouch Disclosure Schedule relating to any or all of the Intellectual Property, Assets and Liabilities assigned and transferred by InfoTouch to NS LLC hereunder and pursuant to Exhibit A, but not including liabilities arising out of actions, incurrences or circumstances by persons other than InfoTouch after the Closing. The term "Damages" as used in this
Section 9.2 and Section 9.3 hereof is not limited to matters asserted by third parties against InfoTouch, NetSelect, NS LLC or the NetSelect Affiliates, but includes Damages incurred or sustained by InfoTouch, NetSelect, NS LLC or the NetSelect Affiliates in the absence of third party claims.

          SECTION 9.3.  Indemnification by NetSelect.  NetSelect hereby agrees
                        ----------------------------
that it shall indemnify, save and hold harmless InfoTouch and its officers, directors, employees, managers, members, agents and affiliates, and their respective representatives (collectively, the "InfoTouch Affiliates"), from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or agreement by NetSelect or NS LLC, not waived in writing by InfoTouch prior to the Closing Date, or the inaccuracy of any representation or warranty, made by NetSelect in this Agreement or any documents delivered in connection herewith prior to the Closing Date, including the NetSelect Disclosure Schedule.

          SECTION 9.4.  Indemnification Limits.  Notwithstanding any provision
                        ----------------------
to the contrary contained in this Agreement, InfoTouch and NetSelect shall not be obligated to indemnify the NetSelect Affiliates or the InfoTouch Affiliates, as the case may be, for any Damages unless and until the aggregate amount of all Damages subject to indemnification by NetSelect or InfoTouch, as the case may be, hereunder exceeds $100,000, and then only to the extent that such Damages shall exceed $100,000. In addition, NetSelect's and InfoTouch's respective indemnification obligations hereunder shall commence on the Closing Date and terminate upon the earlier of (i) the IPO or (ii) three months following the completion of the audit of the 1998 fiscal year of NetSelect. Notwithstanding the preceding sentence, any claims for indemnification shall survive the time at which it would otherwise terminate pursuant to such sentence if notice of the inaccuracy or breach thereof giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. For purposes of this Agreement, "IPO" shall mean the initial public offering, pursuant to a registration statement on Form S-1, Form S-2, Form SB-2, or any similar form of registration statement adopted by the Securities and Exchange Commission from and after the date hereof, which (a) yields proceeds of at least $10,000,000 (net of underwriting discounts and commissions) and (b) would establish an aggregate value for the NetSelect Class A Common Stock (assuming the conversion of the NetSelect Class B Common Stock and the NetSelect Preferred Stock) outstanding immediately prior to the consummation of such offering of at least $40,000,000.

          SECTION 9.5.  Indemnification; Notice and Settlements. A party seeking
                        ---------------------------------------
indemnification pursuant to Section 9.2 or Section 9.3 hereof (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The Indemnified Party shall not have the right to, but shall, at the request of the Indemnifying Party, assume the defense of any such suit, action or proceeding at the expense of the Indemnifying Party. The Indemnified Party shall be entitled to participate in such defense so assumed, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable under Section 9.2 or Section
9.3 hereof for any settlement effected without its consent, which consent may not be unreasonably withheld, of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No investigation by an Indemnified Party at or prior to the Closing shall relieve an Indemnifying Party of any liability hereunder.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          SECTION 10.1.  Amendment and Modification. This Agreement may be
                         --------------------------
amended or modified at any time by the parties hereto pursuant to an instrument in writing signed by InfoTouch, NS LLC and NetSelect; provided, that Sections
                                                      --------
6.10 and 6.11 shall not be amended without RIN's written approval for so long as RIN's approval rights granted pursuant to Sections 6.10(a) and (b) have not terminated pursuant to Section 6.10(c).

          SECTION 10.2.  Extension; Waiver.  At any time prior to the Closing
                         -----------------
Date, the party entitled to the benefit of any respective term or provision hereof may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party entitled to the benefits of such extended or waived term or provisions The representations, warranties and agreements of any of the parties provided for in this Agreement, and the parties' obligations hereunder, shall continue in effect notwithstanding any investigation made by the other party hereto.

          SECTION 10.3.  Entire Agreement; Assignment.  This Agreement and the
                         ----------------------------
other agreements contemplated hereby or referred to herein (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) shall not be assigned, by operation of law or otherwise by a party hereto, without the prior written consent of the other parties.

          SECTION 10.4.  Validity.  The invalidity or unenforceability of any
                         --------
term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          SECTION 10.5.  Notices. Unless otherwise provided herein, all notices
                         -------
and other communications hereunder shall be in writing and shall be deemed given upon receipt by the other parties at the following addresses or facsimile numbers:

               (a)  if to NetSelect, NS LLC or the NetSelect Affiliates, to:

               NetSelect, Inc.
               5655 Lindero Canyon Road
               Westlake Village, CA  91362
               Attention:  Stuart Wolff, Ph.D.
                           Chairman and Chief Executive Officer
               Facsimile No.: (818) 879-5822

               With a copy to:

               Battle Fowler LLP
               Park Avenue Tower
               75 East 55th Street
               New York, NY  10022
               Attention:  Charles H. Baker, Esq.
               Facsimile No.: (212) 856-7814

               (b)  If to InfoTouch or the InfoTouch Affiliates, to:

               InfoTouch Corporation
               5655 Lindero Canyon Road, Suite 106
               Westlake Village, CA  91362
               Attention:  Richard R. Janssen
                           President, Chief Executive Officer
               Facsimile No.: (818) 879-5822

               With a copy to:

               Troop Meisinger Steuber & Pasich, LLP
               10940 Wilshire Boulevard
               Los Angeles, CA  90024-3902
               Attention:  Alan B. Spatz, Esq.
               Facsimile No.: (310) 443-7599

          SECTION 10.6.  Governing Law.  This Agreement shall be governed by the
                         -------------
laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          SECTION 10.7.   Descriptive Headings.  The descriptive headings herein
                          --------------------
are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

          SECTION 10.8.   Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 10.9.   Parties in Interest.  This Agreement shall be binding
                          -------------------
upon and insure solely to the benefit of each party hereto and its affiliates and nothing in this Agreement, express or implied, is intended by or shall confer upon any other person or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, provided, however, that each of CDW Internet, Allen & Co. and Whitney shall be deemed third party beneficiaries of the representations and warranties of NetSelect set forth in
Article V hereof and, provided, further, however that InfoTouch, NS LLC and RIN shall be deemed third party beneficiaries of each of the Subscription Agreements, substantially in the form of Exhibit F hereto, obtained by NetSelect, and RIN shall be deemed a third party beneficiary of Sections 6.10,
6.11 and 10.1 hereof.

          SECTION 10.10.  No Waivers.  Except as otherwise expressly provided
                          ----------
herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

          SECTION 10.11.  Specific Performance.  The parties hereto agree that
                          --------------------
if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, in addition to any other remedy at law or equity.

          SECTION 10.12.  Definition of Knowledge.  Any reference in this
                          -----------------------
Agreement or in any certificate delivered pursuant hereto to the "knowledge" of InfoTouch (whether to "the best of InfoTouch's knowledge," "InfoTouch's knowledge", or other similar expressions relating to the knowledge or awareness of InfoTouch) shall include all matters which each of InfoTouch, any of the respective officers or directors actually knew or should have known after diligent inquiry. In making each representation or warranty set forth in this Agreement, the InfoTouch Disclosure Schedule and any certificate delivered pursuant hereto which is qualified by any such expression as to the knowledge of InfoTouch, InfoTouch hereby represents and warrants that it has duly and diligently inquired of all relevant officers, directors, and all other relevant persons or entities as to the accuracy and completeness of such representation or warranty.

                           [SIGNATURE PAGES FOLLOW.]

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

                              NETSELECT, INC.

                              By:   /s/ Stuart Wolff
                                    -------------------------------------------
                                    Name:  Stuart Wolff
                                    Title:  Chief Executive Officer

                              NETSELECT, L.L.C.

                              By:   /s/ Stuart Wolff
                                    -------------------------------------------
                                    Name:  Stuart Wolff
                                    Title: Chairman of the Board of Managers

                              INFOTOUCH CORPORATION

                              By:   /s/ Richard Janssen
                                    -------------------------------------------
                                    Name:
                                    Title:  President & CEO

                                    ANNEX A

                    NETSELECT INVESTORS AND CAPITALIZATION

                                NetSelect Corp



Net Select Incorporated Capitalization Table

                                                                                     Round 1
                                                      ----------------------------------------------------------------
                                                         Voting     Non-voting       Imputed       Total
                                                         Shares       Shares       Share price    Shares      Value
                                                      ----------------------------------------------------------------
Series A Preferred
J. H. Whitney                                             823,529                          2.83    823,529  2,333,333
Allen &  Co.                                              411,765                          2.83    411,765  1,166,667
CDW                                                       411,765                          2.83    411,765  1,166,667
 Subtotal:  Institutional Investors                     1,647,059                                1,647,059  4,666,667

Series B Preferred
InfoTouch Investors                                       235,294                          8.50    235,294  2,000,000
                                                          117,647                          2.83    117,647    333,333
 Subtotal:  InfoTouch Investors                           352,941                          6.61    351,941  2,333,333

COMMON STOCK                                             CLASS A      CLASS B
                                                      --------------------------
CDW (voting)                                              236,470                                  236,470
CDW (non-voting)                                                         116,470                   116,470
                                                      --------------------------               -----------
 Subtotal:  CDW                                           236,470        116,470                   352,940

SUBTOTAL:  NETSELECT INC.                               2,236,470        116,470                 2,352,940  7,000,000


NetSelect Inc. Options
Richard Janssen                                           130,588                          2.83    130,588    370,000
Stuart Wolff                                              174,118                          2.83    174,118    493,333
Other management options                                  130,588                          2.83    130,588    370,000
                                                      --------------------------               ----------------------
                                                          435,294              -                   435,294  1,233,334

Total fully diluted shares                              2,671,764        116,470                 2,788,234  8,233,334

                                                     Before Options       Fully Diluted
                                                  ----------------------------------------
                                                   Ownership   Voting   Ownership   Voting
                                                       %          %         %          %
                                                  ----------------------------------------
Series A Preferred
J. H. Whitney                                          35.00%   36.82%      29.54%   30.82%
Allen &  Co.                                           17.50%   18.41%      14.77%   15.41%
CDW                                                    17.50%   18.41%      14.77%   15.41%
 Subtotal:  Institutional Investors                    70.00%   73.65%      59.07%   61.65%

Series B Preferred
InfoTouch Investors                                    10.00%   10.52%       8.44%    8.81%
                                                        5.00%    5.26%       4.22%    4.40%
 Subtotal:  InfoTouch Investors                        15.00%   15.78%      12.66%   13.21%

COMMON STOCK

CDW (voting)                                           10.05%   10.57%       8.48%    8.85%
CDW (non-voting)                                        4.95%    0.00%       4.18%    0.00%
                                                  ----------------------------------------
 Subtotal:  CDW                                        15.00%   10.57%      12.66%    8.85%

SUBTOTAL:  NETSELECT INC.                             108.60%  100.00%      84.39%   83.71%


NetSelect Inc. Options
Richard Janssen                                                              4.68%    4.89%
Stuart Wolff                                                                 6.24%    6.52%
Other management options                                                     4.68%    4.89%
                                                                     ---------------------
                                                                            15.61%   16.29%

Total fully diluted shares                                                    100%     100%

                             $7M ROUND (PRO RATA)

NET SELECT L.L.C. CAPITALIZATION TABLE

                                                            ROUND 1                                   BEFORE OPTIONS
                                       --------------------------------------------------------------------------------------------
                                         VOTING      NON-VOTING    IMPUTED     TOTAL                    OWNERSHIP    VOTING
                                         SHARES        SHARES    SHARE PRICE   SHARES       VALUE           %           %
                                       --------------------------------------------------------------------------------------------
Series A Preferred
J. H. Whitney                            823,529                     2.83    823,529         2,333,333      18.92%   23.03%
Allen &  Co.                             411,765                     2.83    411,765         1,166,667       9.48%   11.51%
CDW                                      411,765                     2.83    411,765         1,166,667       9.48%   11.51%
                                       -----------                         ---------       --------------------------------
 Subtotal:  Institutional Investors    1,647,059                           1,647,059         4,666,667      37.84%   46.05%

Series B Preferred
InfoTouch Investors                      235,294                     8.50    235,294         2,000,000       5.41%    6.58%
                                         117,647                     2.83    117,647           333,333       2.70%    3.29%
                                       -----------                 ---------------------   ---------------------------------
 Subtotal:  InfoTouch Investors          352,941                     6.61    351,941         2,333,333       8.11%    9.87%

COMMON STOCK                              CLASS A        CLASS B
                                      -----------------------------
CDW (voting)                             236,470                             236,470                         5.43%    6.61%
CDW (non-voting)                                       116,470               116,470                         2.68%    0.01%
                                      -----------------------------      -----------                     ------------------
  Subtotal:  CDW                         236,470       116,470               352,940                         8.11%    6.61%

SUBTOTAL:  NETSELECT INC.              2,236,470       116,470             2,352,940         7,000,000      54.85%   62.53%

InfoTouch Corporation (voting)         1,340,001                           1,340,001                        30.78%   37.41%
InfoTouch Corporation (non-voting)                     660,001               660,001                        15.16%    0.09%
                                      -----------------------------      ------------------              ------------------------
 SUBTOTAL:  INFOTOUCH CORPORATION      1,340,001       660,001             2,000,001                        45.95%   37.47%

SUBTOTAL:  COMMON AND PREFERRED        3,576,471       776,471             4,352,941         2,000,000     100.00%  100.00%

                                                                                                         ------------------------
                                                                                                         Ownership   Voting
                                                                                                            %           %
                                -------------------------------------------------------------------------------------------------
                                   Institutional Investors                                                     46%      53%
                                -------------------------------------------------------------------------------------------------
                                   InfoTouch Corp. & InfoTouch Investors                                       54%      47%
                                -------------------------------------------------------------------------------------------------

NetSelect Inc. Options
Richard Janssen                          130,588                     2.83    130,588           370,000
Stuart Wolff                             174,118                     2.83    174,118           493,333
Other management options                 130,588                     2.83    130,588           370,000
                                      -----------------------------      ------------------------------
                                         435,294             -               435,294         1,233,334

TOTAL FULLY DILUTED SHARES             4,011,768       776,461             4,788,236         8,233,334




                                                                                          ---------------------------------------
                                                                                            Institutional Investors
                                                                                          ---------------------------------------
                                                                                            InfoTouch
                                                                                          ---------------------------------------
                                                                                            Note:  excludes unallocated options
                                                                                          ---------------------------------------


-----------------------------------------------------------
Option pool                                           10%
CDW Promote                                         0.02%
New money                                      1,060,000
Effective price                                     2.83
R. Janssen share of option pool                       50%
Stuart Wolff share of option pool                     40%
Others' share of option pool                          50%
-----------------------------------------------------------


                                                         FULLY DILUTED
                                         --------------------------------------------
                                          POST MONEY           OWNERSHIP    VOTING
                                          VALUATION                  %         %
                                         --------------------------------------------
Series A Preferred
J. H. Whitney                                  12,333,335         17.20%   20.58%
Allen &  Co.                                   12,333,335          8.60%   10.25%
CDW                                            12,333,335          8.60%   10.28%
                                                           ---------------------
 Subtotal:  Institutional Investors                               34.40%   41.04%

Series B Preferred
InfoTouch Investors                            37,000,006          4.91%    5.87%
                                               12,333,335          2.46%    2.93%
                                             -----------------------------------
 Subtotal:  InfoTouch Investors                28,777,782          7.37%    8.80%

COMMON STOCK

CDW (voting)                                                       4.94%    5.89%
CDW (non-voting)                                                   2.43%    0.00%
                                             -----------------------------------
  Subtotal:  CDW                                                   7.37%    5.89

SUBTOTAL:  NETSELECT INC.                                         49.14%   55.75%

InfoTouch Corporation (voting)                                    27.99%   33.40%
InfoTouch Corporation (non-voting)                                13.78%    0.00%
                                             -----------------------------------
 SUBTOTAL:  INFOTOUCH CORPORATION                                 41.77%   33.40%

SUBTOTAL:  COMMON AND PREFERRED                                    2.73%    3.269%
                                                                   3.64%    3.64%
                                                                   2.73%    3.26%
                                             -----------------------------------
                                                                   9.09%   10.85%

                                                                 100.00%  100.00%




                                                                                --------------------------------------
                                                                                         Ownership            Voting
                                                                                          %                  %
                                                                                ----------------------------------------
                                                                                             45%                  51%
                                                                                ----------------------------------------
                                                                                             52%                  45%
                                                                                ----------------------------------------

                                                                                ----------------------------------------

-----------------------------------------------------------
Option pool                                           10%
CDW Promote                                         0.02%
New money                                      1,060,000
Effective price                                     2.83
R. Janssen share of option pool                       50%
Stuart Wolff share of option pool                     40%
Others' share of option pool                          50%
-----------------------------------------------------------

                                    ANNEX B


                                  ESTIMATE OF
               LIABILITIES AND EXPENSES OF CDW INTERNET, L.L.C.

             Stuart Wolff, Ph.D.        $35,000.00        (representing consulting fees
                                                          for time accrued on a monthly basis)


             CDW Internet, L.L.C.        18,000.00

             Legal                           [TBD]

                                  EXHIBIT "A"

                                  ASSIGNMENT
                                  ---------

     1. InfoTouch hereby irrevocably assigns, transfers and sets over unto NetSelect, its successors and assigns, all of its right, title and interest in and to, and all of the covenants, conditions, agreements, terms and obligations of InfoTouch associated with, the assets and liabilities of InfoTouch set forth on Schedule A attached hereto ("Transferred Assets and Liabilities"), to have, hold, perform, observe and discharge the same, from and after the Closing Date; provided however InfoTouch hereby expressly retains a royalty-free, license (without any obligation to account therefor to NetSelect), which license shall terminate on May 1, 1997, to use, modify and copy the Transferred Assets and Liabilities consisting solely of the software, trademarks and patents identified on Schedule A for the purpose of engaging in the kiosk business, which is defined for these purposes as a non-internet connected stand alone interactive business based on touch screen devices.

     2. NetSelect, for itself and its successors and assigns, hereby accepts all of InfoTouch's right, title and interest in and to, and covenants and agrees with InfoTouch and its successors and assigns that it accepts, adopts and assumes and agrees to perform, observe and discharge, from and after the Closing Date, all of the covenants, conditions, agreements, terms and obligations on the part of InfoTouch to be performed with respect to, the Transferred Assets and Liabilities.

     3. InfoTouch agrees to execute, acknowledge (where appropriate) and deliver such other or further instruments of transfer or assignment as NetSelect may reasonably require to confirm the foregoing, or as may be otherwise reasonably requested by NetSelect to carry out the intent and purpose hereof.

                                  Schedule A
                      Transferred Assets and Liabilities

Intellectual Property
---------------------

1. Software developed by InfoTouch (all software developed and currently owned by InfoTouch and the copyrights thereto)

     This software includes all software included in Schedule A of the Operating Agreement between RIN and RealSelect as further described in Schedule J thereof. It also includes similar software developed by InfoTouch for use with its HomeSelect kiosks.

2.   Patents (all filed for)

     InfoTouch has filed for a patent on the search methodology it uses to select and display homes on the Internet and on kiosks. InfoTouch makes no claim that this patent will be granted.

3.   Trademarks (all filed for)

     InfoTouch has filed for certain trademarks such as HomeSelect, AutoSelect, LoanSelect. InfoTouch makes no claim that these trademarks will be upheld or that they have not been used by other companies prior to InfoTouch filing for their trademark.

4. Domain Site Registrations (all registered with Intemic showing InfoTouch as the owner, except InfoTouch.com)

     InfoTouch does not make any claim that it owns these registered names and that they are not subject to possible dispute by third parties who may claim prior rights or use.

5.   Software licensed from Third Parties

     InfoTouch either purchased (licensed) this software from retail stores and through other retail distribution methods or as part of the purchase of a computer system. Not withstanding anything herein to the contrary, InfoTouch shall only be obligated to exercise reasonable commercial efforts (not including payments to third parties) to assign such third party software.. This software, if capitalized, is included in the fixed assets listed below. Not included in this software licensed from third parties is software necessary to run the kiosk business but not used for the Internet.

Financial Balances
------------------

1.       Current Assets                                                                        $0

         A.       Cash Balance
                  (less $18,433 to be retained by InfoTouch)
         B.       Accounts Receivable
                  i.       HomeSelect Services Toronto                                    $71,739
                           (See Note 2 to October 31, 1996 Balance Sheet)
                  ii.      Internet Other Receivables                                      $8,494
         C.       Allowance for Bad Debts                                                 ($2,000)
         D.       Security Deposits - Current

                  i.       PS Limited (San Diego Office Deposit)                           $1,471
         E.       Prepaid Expenses
                  i.       NAR Annual Convention Costs                                    $15,030
         F.       Unbilled License Fees HomeSelect Toronto                                $90,000
                  (See Note 2 to October 31, 1996 Balance Sheet)

                  Total Current Assets                                                   $184,734
                                                                                         --------

2.       Fixed Assets
         A.       Computer Equipment less depreciation                                      5,065
         B.       Computer Equipment - newer less depreciation                            $22,415
         C.       Furniture less depreciation (fully depreciated)                              $0
         D.       Furniture newer less depreciation                                        $3,353
         E.       Office Equipment less depreciation (fully depreciated)                       $0
         F.       Software less depreciation                                               $3,733
         G.       Software newer less depreciation                                         $1,161
         H.       Hardware Purchased by InfoTouch never paid by RIN                       $60,022
                  (see attached schedule of assets, this computer equipment was purchase for use on REALTOR.COM Internet Site but never paid for by RIN)
         I.       Hardware Purchased by InfoTouch for RIN                                 $45,777
                  (see attached schedule of assets, this computer equipment was purchased for use on REALTOR.COM Internet Site and was paid for by RIN but in Operating Agreement RIN agreed to provide hardware to RWSelect for term of Operating Agreement at no cost since the S262,504 receivable from RIN was written of by
                  InfoTouch as part of the agreements)

                  Total Fixed Assets                                                     $141,526
                                                                                         --------

3.       Security Deposit Long Term
         A.                Rent deposit on Westlake office (Greenbrier Properties)         $8,048
                                                                                           ------
4.       Current Liabilities
         A.       Accounts Payable
                  i.       Balance as of 10/31/96 (see attached schedule)                $107,230
         B.       Accrued Commissions                                                      $1,750
         C.       Accrued Bonus                                                            $6,140
         D.       Accrued Vacation                                                        $35,915
                  (limited to vacation earned for one year period per employee)
         E.       Accrued Sick Pay                                                        $35,359
         F.       Other Accrued Liabilities                                                $5,801
         G.       Loans payable - Richard Janssen                                        $152,307

         Total Current Liabilities                                                       $344,502
                                                                                         --------

         Total Book Value of Specific Assets                                             ($9,504)

Note: the above assets and liabilities are indicated as of October 31, 1996, as of the closing date November 26, 1996, these accounts have changed in the normal course of business of InfoTouch and therefore the actual assets and liabilities to be transferred should be those relating to the above in effect as of the closing date November 26, 1996. InfoTouch will provide a closing balance sheet as of November 26, 1996 indicating the actual assets and liabilities transferred to NS LLC. Attached are the Financial Statements of InfoTouch Corporation (unaudited) as of October 31, 1996 and the related notes. Also attached is an analysis of the balance sheet that adjusts certain accounts and allocates the balances between InfoTouch and NS LLC.

The above assets transferred to NS LLC include all of InfoTouch's Intellectual Property and fixed assets, except those that are predominately used in the kiosk business.

The following material unusual transactions occurred in November 1996 and will be included in the transferred liabilities as of the November 26, 1996:

1.       Loan from Mike Flannery                                                         $150,000
         (this loan will be offset against planned investment by
         "InfoTouch Investors" that InfoTouch has committed to be
         invested in NetSelect, Inc. by December 6, 1996.)

2.       Legal Fees by Troop Meisinger Steuber & Pasich, LLP.                                 TBD
         (these legal fees are related to the RIN/NAR transaction and incurred in October and November and were estimated to be approximately S60,000 as of November 19, 1996)

3.       NAR Annual Convention Estimated Expenses                                             TBD
         (see attached schedule, this includes estimated booth, hotel, equipment promotion items, brochures, and PR and Video News Release activities and totals $120,277)

             Notes Regarding Allocation of Assets and Liabilities
                to NetSelect L.L.C and lnfoTouch as of 10131/96

1.    Accounts Receivable- RIN receivable written off as part of new agreement
      --------------------
      with RIN and NAR $262,504. Remaining balance includes $71,739 in billed Internet fees to Toronto Franchisee, see note 2 below and $8,494 is miscellaneous Internet receivables.

2.    Toronto Unbilled Software License Fees: This $90,000 is unbilled license
      ---------------------------------------
      fees per unsigned agreement with Toronto Franchisee. This amount and the receivable above will be offset against a purchase of the Toronto Franchisee that is currently under discussion.

3.    Internet Hardware Purchased by InfoTouch for RIN: This was not included on
      -------------------------------------------------
      the books of InfoTouch because under our operating agreement this hardware was to be paid for by RIN. The $60,022 (see attached schedule) was Internet hardware purchased by InfoTouch for RIN but never paid for by RIN and therefore should be capitalized as fixed assets on the balance sheet. The $45,777 (see attached schedule) is Internet hardware purchased by InfoTouch for RIN and paid for by RIN. However, as part of the agreement to forgive the receivable due to InfoTouch by RIN, RIN agreed to provide this equipment to us at no cost. Therefore this should be capitalized as a fixed asset on the books of NetSelect.

4.    Accrued Vacation: he amount of accrued vacation over one years vacation
      -----------------
      was transferred as a liability to InfoTouch and not included as a liability of NetSelect.

5.    Officer Loans and Warrants: The InfoTouch Board voted to convert these
      ---------------------------
      shares to InfoTouch stock at the price that InfoTouch's financing round will come in at. This will only dilute InfoTouch shareholders and have no effect on NetSelect.

6.    For Analysis of Other-Balances: See October 31, 1997 balance sheet and
      -------------------------------
      related footnotes.

                             InfoTouch Corporation





                             FINANCIAL STATEMENTS




                                  (UNAUDITED)




                               OCTOBER 31, 1996

                             InfoTouch Corporation
                                 Balance Sheet
                                October 31,1996
                                   Unaudited

                  ASSETS
                  Current assets

                  Cash and cash equivalents                                                  $               18,433
                  Accounts receivable, net (Notes 2 and 14)                                                 334,100
                  Security deposits-current (Note 3)                                                         16,984
                  Prepaid expenses (Note 4)                                                                  16,618
                                                                                              ---------------------
                           Total current assets                                                             386,135

                  Property and equipment, net (Note 5)                                                       61,027
                  Security deposits (Note 3)                                                                  8,738
                                                                                             ----------------------
                  Total assets                                                               $              455,900
                                                                                             ======================

                  LIABILITIES AND EQUITY

                  Current liabilities

                  Accounts payable                                                           $              l07,230
                  Customer deposits                                                                           6,000
                  Current portion of lease obligation                                                        19,972
                  Accrued liabilities (Note 6)                                                              135,260
                  Loans payable-officers and directors (Note 7)                                             4O2,3O7

                           Total current liabilities                                                        670,769

                  Stockholders' equity (Notes 11, 12 and 14

                  Equity                                                                                  2,479,382
                  Retained earnings                                                                     (2,694,251)
                                                                                              ---------------------
                  Total stockholders' equity                                                              (214,869)
                                                                                              ---------------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $              455,900
                                                                                             ======================

                             InfoTouch Corporation
                         Notes to Financial Statements

NOTE I- THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

InfoTouch Corporation (hereinafter "InfoTouch" or the "Company"), a Delaware corporation, was incorporated in July 29, 1993. The Company specializes in developing and operating high traffic Internet sites with content related to real estate and other areas traditionally seen in classified sections of newspapers. In addition to creating Internet sites, the Company's technology allows it to help newspaper and other similar organizations create electronically generated print advertisements directly from its Internet advertising database. The Company's significant accounting policies are set forth below.

Product Development

Statement of Financial Accounting Standards No. 96, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. At October 31, 1996, all costs associated with the development of the Company's software site have been expensed.

Property and equipment

Property and equipment, consisting of computer equipment, software, furniture and mixtures, are stated at cost, net of accumulated depreciation and amortization and net of a reserve of $225,000 (associated with the writedown of certain of the Company's kiosk assets to net realizable value recorded in September 1995). Depreciation is computed using the straight-line method over the estimated lives of the assets, generally from two to five years, or the life of the lease, whichever is shorter.

Income taxes

Income taxes are computed in accordance with Statement of Financial Accounting Standards No. 109, " Accounting for Income Taxes." ("SFAS 109"). Under the asset and liability method per SFAS 109, deferred income taxes represent the differences between the financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates and laws.

Management estimates and assumptions and interim financial statements

The Company's fiscal and tax years both end on December 31. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, the unaudited interim financial statements at October 31, 1996 include all adjustments consisting only of normal recurring accruals necessary to present fairly the Company's financial position at October 31, 1996.

NOTE 2- ACCOUNTS RECEIVABLE

Accounts Receivable at October 31, 1996 are comprised of the following:

              REALTORS(R) Information Network            $262,504
              HomeSelect Services-Toronto                  71,739
              Internet-other                                8,494
              Kiosk-other                                  13,975
                                                       ----------
                                                          356,712
              Less: allowance for doubtful accounts        22,612)
                                                       ----------
                                                          334,100
                                                       ==========

As of October 31, 1996, the Sum of the Guaranty Payment was $719,335, which when netted against the receivable from RIN is a net amount of $456,83 1. As of November 1, 1996, the amount of the operational listing fees earned for November 1996 was $90,728 ($.20 per listing on the first day of each month), which receivable from REALTORS(R) Information Network would then be $353,232 and the Sum of the Guaranty Payments to the REALTORS(R) Information Network would then be $366,103 (see 'Monthly Accounting Statement-Distribution and Web Site Development Agreement as of November 1, 1996").

On January 18, 1995, the Company entered into a licensing understanding for its HomeSelect Kiosk System with TouchTech Corporation, an Ontario Canada company for license of its kiosk system for the province of Ontario as its territory, with options to expand throughout Canada. The original license arrangement letter was for $100,000, $5,000 on or before January 18, 1995, $5,000 April 15, 1995 $45,000 upon signing the definitive license agreement and $45,000 payable 6 months after the definitive license agreement has been entered into. On May 4, 1995, the licensing agreement understanding was expanded to include not only the kiosks but all computer actuated systems and mediums that HomeSelect and/or InfoTouch markets. All computer actuated systems will be subject to a 5% royalty fee generated from such system (gross revenues) and $.40 per active property listing. As of October 31, 1996, the Company is owed $71,739, such amount for listing fees billed and unpaid as of October 31, 1996. The Company has not invoiced or collected from TouchTech the $45,000 owed upon signing the definitive license agreement and $45,000 payable 6 months after the definitive license agreement was entered into. The Company has engaged in discussions with TouchTech regarding a potential acquisition of the business, however, any and all discussions have been preliminary with no agreement reached._

NOTE 3- SECURITY DEPOSITS

Security deposits as of October 31, 1996 include the following:

Sandicor royalty deposit                                          $   5,000
Prepaid PC leases                                                     9,317
PS Limited (San Diego office deposit)                                 1,471
Greenbrier Properties (Westlake Village office deposit)               8,048
Other                                                                 1,886
                                                                  ---------
                                                                     25,722
Amount classified as current                                        (16,984)
                                                                  ---------
              Amount classified as non-current                    $   8,738
                                                                  =========

NOTE 4- PREPAID EXPENSES

Prepaid expenses as of October 31, 1996 include the following:

NAR Convention costs                                              $  15,030
Prepaid insurance and other                                           1,588
                                                                  ---------
                                                                  $  16,618
                                                                  =========

NOTE 5- PROPERTY AND EQUIPMENT

A summary of property and equipment as of October 31, 1996 follows:

Computer and kiosk related equipment                              $ 609,921
Furniture and office equipment                                        6,393
                                                                  ---------
                                                                    656,314
Less: accumulated depreciation, amortization and reserves          (595,287)
                                                                  ---------

Net fixed assets                                                  $  61,027
                                                                  =========

Included above are assets being utilized in both the Company's Internet business and kiosk business that were written down to their net realizable value at September 30, 1995 ($225,000 charge), including 42 computers, Pentium computers and 17 inch monitors and HP printers.

NOTE 6- ACCRUED LIABILITIES

Accrued liabilities as of October 31, 1996 include the following:

Vacation                                                          $  2,877

Sick pay                                                        35,359
CEO deferred compensation                                       33,333
Bonuses                                                          6,140
Commissions                                                      1,750
Other                                                            5,801
                                                              --------
                                                              $135,260
                                                              ========

NOTE 7- LOANS PAYABLE-OFFICERS AND DIRECTORS AND WARRANTS

On August 23, 1994, the Company entered into a loan and security agreement with Richard R. Janssen, its founder, President and Chief Executive Officer. The agreement calls for Mr. Janssen to make loans to the Company at a monthly interest rate of 10%. The loans were due and payable on August 23, 1995 and are currently due on demand. The balance at October 31, 1996 of principal and interest is $152,307. To date, the Company has made no payments of either principal or interest to Mr. Janssen. In connection with this loan and security agreement, the Company granted Mr. Janssen a continuing security interest in all of the Company's current and future computer and office equipment, including those used in the HomeSelect kiosk, but excluding the Gateway personal computers in the kiosks, which are subject to pre-existing lease agreements. The Company has agreed not to encumber, assign or transfer the collateral without prior written permission of Mr. Janssen.

In July 1996, three of the Company's directors, Daniel A. Koch, Michael S. Luther and Luther J. Nussbaum, along with one officer, William A. Spazante, entered into a loan and warrant agreement with the Company under which cumulative $250,000 was loaned to the Company interest free. The loans are due and payable the earlier of July 1997 or at the completion of an initial public offering of the Company's securities, whichever comes first. The terms of the loan also called for the Company to grant those individuals warrants to purchase shares of the Company's common stock totaling 32,500 at $5.00 per share. On November 8, 1996, the Company's Board of Directors approved the conversion of the loans and cancellation of the warrants referred to above into shares of the Company's common stock at a value to be determined.

NOTE 8- LINE OF CREDIT

The Company has a line of credit with Bank One for $20,000 dated July 23,1996. The line of credit has a 15% interest rate, with monthly principal due of 2.5% of the amount borrowed. To date, the Company has not borrowed against such line of credit.

NOTE 9- COMMITMENTS AND CONTINGENCIES

The Company leases its Westlake Village and San Diego, California offices. On July 12, 1996, the Company entered into a lease for new office and operations space for its Westlake Village operations. The agreement calls for a term of four years commencing on the first day of November 1996 or upon completion of construction. Under the terms of the new lease, the monthly rent is $8,048 per month, with cost of living adjustments on the first day of each new lease year tied to the local Consumer Price Index, with each increase to be no greater than 5% annually. If at any time after eighteen months of occupancy the Company finds itself in need of additional office space of 150% or greater and the landlord cannot accommodate the Company, then the Company has the right to terminate the lease upon 120 days written notice. In addition, if after 36 months of occupancy the Company wishes to terminate the lease for any reason, the Company has the right to give the landlord 120 days prior written notice of its intent to terminate the lease. In both cases of early termination, the Company shall be responsible for the remaining balance of facilities improvements that are amortized over 48 months from the inception of the lease, such costs expected to initially total approximately $30,000 to $40,000. The Company also leases its sales and marketing facilities in its San Diego, California office under terms of a lease which runs through January 31, 1997, with monthly payments of $2,426.

In fiscal 1994, the Company entered into lease agreements covering equipment used in its Internet and kiosk-based operations. These capital leases expire through April 1, 1997. Monthly payments, including interest, total $4,160 and the terms of each lease provide for a bargain purchase option of $1 at the end of the lease term.

The Company currently has rental agreements with various locations in the San Diego County area to locate its 17 of its kiosks in the retail location at a monthly rental of $100 per location. The Company has been notified by the retail location of its intent to terminate the rental agreements and has provided the Company with the required 6 months notification, effective February 1997. The Company also has 13 kiosk remaining at various other real estate and military locations at no monthly rental.

The Company has entered into two agreements for Internet access utilized by the Company, one each for its Westlake Village and San Diego locations. The Company pays a monthly fees covering both locations. Both agreements originally for a one year period and currently are on a month-to-month basis. The Company anticipates adding additional Internet capacity as it moves into its new facilities and as business conditions warrant.

The Company also entered into an agreement with Sandicor, Inc., the exclusive multiple listing service ("MLS") for the San Diego resale home market, whereby the Company pays Sandicor for exclusive use of their MLS data on the kiosks. The royalty is based on a certain percentage of the Company's adjusted kiosk sales each month. The agreement is for a five year period, with an additional five year option period. The agreement contains are early termination clause which the Company believes that it will exercise in early 1997.

In 1994, the Company entered into leasing arrangements for Gateway computers used in the Company's business. The leases are with AT&T Capital Leasing for 10 P-5-66 Best Buy Gateway 2000 Computers and with Finova for 32 P-5-66 Best Buy Gateway 2000 Computers. Monthly payments, including interest, total $4,160 and the terms of each lease provide for a bargain purchase option of $1 at the end of the lease term. Both computer leases are completed in early April 1997.

The Company has entered into a credit card processing arrangement with Union Bank in which all Mastercard and Visa credit cards processed am charged a processing fee of 2.9% and American Express 3.25%. The Company's President has guaranteed chargebacks of credit card charges to the Company's account in the event the Company fails to pay the chargebacks.

NOTE 1O- INCOME TAXES

Effective April 1, 1994, the Company converted from a sub-chapter "S" corporation to a subchapter "C" corporation upon completion of its first private stock offering. Prior to this election, all tax benefits were passed to the shareholders. No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through September 30, 1996. As of December 31, 1995, the Company has federal and state net operating loss carryforwards of approximately $1,838,000 and $1,121,000, respectively.

NOTE 11 - CONVERTIBLE PREFERRED STOCK AND COMMON STOCK
The authorized and outstanding capital stock of lnfoTouch Corporation as of October 31, 1996 is summarized as follows:


            Type                               Authorized  Outstanding
            ----                               ----------  -----------
Common Stock                                    5,000,000    l,281,147
Series A Convertible Preferred Stock              400,000      398,000
Series B Convertible Preferred Stock              200,000      200,000
Undesignated Preferred Stock                      400,000            0
1994 Stock Incentive Plan options               1,000,000      597,072
Warrants to purchase shares of Common Stock        32,500       32,500

In March 1994, the Company issued a stock split such that the Company's original 100 shares of stock then outstanding were split to become 472,417 shares. In March 1994, in conjunction with the closing of the Series A Convertible Preferred Stock (see Note 9; CONVERTIBLE PREFERRED STOCK), the Company's founder and current President and Chief Executive Officer, Richard R. Janssen, purchased an additional 333,333 shares of common stock at $1.50 per share, for a total consideration of $500,000, in the form of cash and cancellation of amounts payable by the Company to Mr. Janssen.

In March 1994, an additional 87,273 shares of common stock were acquired by several key employees as previously committed founders stock, at $.0l per share for total consideration of $873. The Company has the right to repurchase a declining percentage of certain of these shares at the original purchase price under written agreements with these employees. The right to repurchase declines on a percentage basis over three years based on the length of the employees' continual employment with the Company. On June 6, 1994, one employee terminated employment with the Company and the Company exercised its repurchase option on 8,606 shares issued to that employee.

In August 1994, the Company's current Chairman of the Board of Directors, Luther
J. Nussbaum, acquired 38,730 shares as part of an employment agreement with the Company, for $1.50 per share ($58,095 total consideration). In February 1996, Mr. Nussbaum also converted a loan and interest due from the Company into 27,083 shares of common stock at $1.00 per share.

In February 1996, the Company converted advances for purchases of common stock from two current members of the Company's Board of Directors totaling $303,000 into 303,000 shares of common stock at $1.00 per share. In May 1996, the Company's Chief Financial Officer acquired 17,500 shares of common stock at $2.00 per share as part of a stock purchase agreement with the Company ($35,000 total consideration).

Effective October 23, 1996, Michael S. Luther sold 23,267.33 shares of Series B Convertible Preferred Stock to Daniel A. Koch.

NOTE 12- COMMON STOCK INCENTIVE PLAN

In August 1994, the Company's Board of Directors adopted the 1994 Stock Incentive Plan (the "Plan") which originally provided for the grant of up to 300,000 incentive stock options and nonqualified stock options (increased by the Board of Directors in September 1995 by 700,000 to 1,000,000 total options available to be granted). Under the Plan, incentive stock options may be granted to officers, employees, former employees, consultants and Directors of the Corporation, any Parent or any Subsidiary. Options granted under the Plan are for periods not to exceed ten years, and must be issued at prices not less than 100% and 85%, for incentive and non-qualified stock options, respectively, of the fair value of the stock on the date of grant as determined by the Board of Directors. Options granted to shareholders who own greater than 10% of the outstanding stock are for periods not to exceed five years and must be issued at prices not less than 100% of the fair market value of the stock on the date of grant as determined by the Board of Directors. Options under the plan generally vest 25% after the first year and ratably each year over the remaining vesting period. A summary of the Plan's activity is as follows (with authorized shares shown as if the increase in authorized shares was for the entire period):

                                  Options
                                 available             Options outstanding
                                                       -------------------
                                 for grant         Shares           Price per share
Options authorized               1,000,000
1994:
Options granted                    (79,323)        79,323                $1.50
Options exercised                       --             --
                                 ---------        --------
Balance at December 31, 1994       920,677         79,323                $1.50

1995:
Options granted                   (418,249)       418,249                $1.00
Options exercised                       --            ---                   --
                                 ---------        --------
Balance at December 31, 1995       502,428         497,572               $1.00 to $1.50

Options granted                    (99,500)         99,500               $1.00 to $1.50
Options exercised                       --              --
                                 ---------       ---------

Balance at September 30, 1996      402,928      597,072       $1.00 to $1.50
                                 =========

On November 8, 1996, the Company's Board of Directors approved the acceleration of all vesting provisions of all outstanding options of the Company totaling 597,072 shares.

NOTE 13- REALTORS(R) INFORMATION NETWORK

Effective February 1, 1996, the Company entered into the "Distribution and Web Site Development Agreement" ("Agreement) with the REALTORS(R) Information Network calling for the Company to design, develop and operate REALTOR.COM, with RIN responsible for all data acquisition, sales and marketing efforts for the site, including, home page sales, third party banner advertising sales and other forms on revenue to be potentially derived from the site. The agreement also called for RIN to pay the Company a minimum of $95,000 per month ("Guaranty Payment") until such time as the Company's portion of the cash flow from the site was sufficient to provide it with at least $95,000 a month. In late June, RIN notified the Company of the financial difficulties that it was experiencing and ceased paying the $95,000 monthly guaranteed amount. Subsequent to this notification, RIN made two payments to the Company, $42,422 in July and $50,000 in August. RIN also notified the Company that it could retain RIN's portion of any and all sales of agent and broker home pages collected by InfoTouch.

Effective July 24, 1996, the Company notified RIN that during June and July 1996, RIN had discontinued making the Guaranty Payments as called for in the Agreement and that the Company accepted the failure to pay as the equivalent of the 60 day prior written notice of RIN's intent to discontinue such payments and that RIN was relieved of its obligation to make such payments as of August 1, 1996. The Company also notified RIN that as a result of RIN's discontinuance of payments, the Company exercised its option to purchase exclusive, full, complete and unencumbered ownership of the software associated with the domain site for $1. By letter dated July 29, 1996, RIN stated that it disagreed with the characterization of the current status of the financial payments between it and the Company and that RIN had not provided InfoTouch with notice of its intent to discontinue the guarantee payments and that in light of the foregoing, does not believe that InfoTouch may exercise the option to purchase the software associated with the domain site for $1. Assuming the $1 option is not available, the buyout price would be $457,000 on October 31, 1996 and is $366,000 on November 1, 1996.

In connection with the Merger and the related agreements, it is anticipated that all amounts owed to and from RIN will be eliminated.

NOTE 14- SUBSEQUENT EVENTS

In addition to the agreements above, as part of its participation in the November 1996 NAR convention, the Company will be responsible for various convention associated expenses, including, but not limited to hotel, meals and entertainment and other convention associated expenses.

Effective November 4, 1996, the Company entered into a Loan agreement with Michael Flannery for $150,000. The loan from Mr. Flannery is intended to be converted into equity at a price per share as part of the $2,000,000 financing portion of the transaction.

Effective November 4, 1996, Michael S. Luther transferred 157,000 shares of his stock to KL LLC.

Effective November 12, 1996, Michael S. Luther entered into the Third Extension and Security Agreement by and among Michael S. Luther, Dr. Anil K. Agarwal and Security Escrow Co. ("Escrow Agent") pursuant to which Mr. Luther has granted a security interest in 400,000 shares of lnfoTouch Common Stock owned by him (on an as converted basis).

On November 15, 1996, the Company filed its 1994 and 1995 State of Delaware Annual Franchise Tax Reports and paid taxes, filing fees, interest and penalties totaling $1,116.96. Also on November 15, 1996, the Company filed a Certificate For Renewal and Revival of Charter. On November 20, 1996, the Company was notified by the State of Delaware that it has been reinstated as a corporation in good standing.

Effective November 22, 1996, the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock stockholders elected to convert all of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into shares of Common Stock, par value $01 per share pursuant to the terms as set forth in the Certificate of Incorporation of InfoTouch Corporation and the Purchase Agreement Series A Convertible Preferred Stock and Purchase Agreement Series B Convertible Preferred Stock, such election contingent upon the completion of the transaction with the NAR and RIN described in the Company's letter dated November 21, 1996.

                                   EXHIBIT B


              Names of Directors and Officers of NetSelect, Inc.
              --------------------------------------------------


                                   DIRECTORS

Representing Entity                                    Name of Director
-------------------                                    ----------------

J.H. Whitney                                           Michael Brooks
Allen & Co.                                            Dort Cameron, III
CDW Internet, L.L.C.                                   Stuart Wolff, Ph.D.
InfoTouch Investors                                    Richard Janssen

                                   OFFICERS

Title                                                  Name of Officer
-----                                                  ---------------

Chairman and CEO                                       Stuart Wolff, Ph.D.
President and COO                                           Richard Janssen
VP and CFO                                             William Spazante
Sr. VP, Sales                                          Perry Morton
VP, Marketing                                          Liesi Pike



                                   EXHIBIT C
                     Board of Members of NetSelect, L.L.C.

                                    MEMBERS

Representing Entity                                    Name of Member
-------------------                                    --------------

REALTORS(R) Information Network                        Joe Hanauer
J. H. Whitney                                          Michael Brooks
Allen & Co.                                            Dort Cameron, III
CDW Internet, L.L.C.                                   Stuart Wolff, Ph.D.
InfoTouch Investors                                    John Petrick
InfoTouch Corporation                                  Richard Janssen
InfoTouch Corporation                                  Daniel Koch

                                   OFFICERS

Title                                                  Name of Officer
-----                                                  ---------------

Chairman and CEO                                            Stuart Wolff, Ph.D.
President and COO                                      Richard Janssen
VP and CFO                                             William Spazante
Sr. VP, Sales                                          Perry Morton
VP, Marketing                                          Lisle Pike
VP, Technology                                         Philip Dolly

                                   EXHIBIT D

                                    AMENDED
                                      AND
                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                NETSELECT, INC.

          NetSelect, Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "GCL") does hereby certify as follows:

          FIRST:       The name of ft corporation is NetSelect, Inc.  (the
"Corporation"). "The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on October 28, 1996.

          SECOND: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the GCL. In lieu of a meeting of stockholders of the Corporation in accordance with Section 242 of the GCL and a vote of stockholders thereat, all of the stockholders of the Corporation adopted and approved this Amended and Restated Certificate of Incorporation by written consent pursuant to Sections 228 of the GCL. As such written consent of stockholders was unanimous, no notice of said corporate action was required to be given, and none was given, under Section 228 of the GCL.

          THIRD: This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended, supplemented, and/or restated (the "Certificate of Incorporation").

          FOURTH: The text of the Certificate of incorporation is hereby amended restated and integrated to read in its entirety as follows:

          1.  Name; Registered Office.  The name of the corporation is
              -----------------------
NetSelect, Inc. The registered office of the Corporation is to be located at 15 East North Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is United Corporate Services, Inc.

          2.  Purposes of the Corporation.  The purpose for which the
              ---------------------------
Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the GCL.

          3.  Capitalization.  (a) The total number of shares of all classes of
              --------------
stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of (x) 35,000,000 shares of Class A Common Stock, $0.001 par value (the "Class A Common Stock"), (y) 10,000,000 shares of Class B Common Stock, $0.001 par value (the "Class B Common Stock," and together with the Class A Common Stock, the "Corporation Common Stock") and (z) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

          (b) The Board of Directors may issue Preferred Stock having such preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of stock as the Board of Directors may from time to time determine when designating such series.

          (c) The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Corporation Common Stock is as follows:

     Class A Common Stock.
     --------------------

          (i)       Voting.
                    ------

                    (A) Except as otherwise provided by law or this Certificate of Incorporation, at each annual or special meeting of stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record data shall rank equally and be entitled to one (1) vote for each share of Class A Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                    (B) Approval by 66-2/3% of the issued and outstanding shares of Class A Common Stock and Preferred Stock, voting as a single class and representing at least 66-2/3% of the combined voting power of the Class A

                    Common and the Preferred Stock shall be required to constitute the act of the stockholders on any actions permitted pursuant to the GCL.

          (ii)      Dividends. Subject to the provisions of law and the rights
                    ---------
          of the Preferred Stock, dividends may be paid on the Class A Common Stock at such times and in such amounts as the Board of Directors shall determine; provided, however, that in the case of dividends or
                           --------  -------
          other distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions of capital stock of the Corporation (other than a split or division of the Preferred Stock), only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock (with no dividend or distribution payable in Corporation Common Stock being paid on any shares of either class of Corporation Common Stock unless a dividend or distribution of the same number of shares of Corporation Common Stock is paid simultaneously on the shares of the other class of Corporation Common Stock) and that, in the case of any combination or reclassification of either the Class A Common Stock or the Class B Common Stock, the shares of the other class of Corporation Common Stock shall also be combined or reclassified so the number of shares of each class of Corporation Common Stock outstanding immediately following such combination or reclassification shall bear the same ratio to the number of shares of such class of Corporation Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of the other class of Corporation Common Stock outstanding immediately prior to such combination or reclassification bears to the number of shares of such class of Corporation Common Stock outstanding immediately prior to such combination or reclassification; provided, further, that no
                                                --------  -------
          dividend or distribution may be declared or paid in cash or property on shares of either Class A Common Stock nor Class B Common Stock unless the same dividend or distribution per share is paid simultaneously on the other class of Corporation Common Stock.

          (iii)     Rights on Liquidation, Dissolution and Winding-up.  Upon any
                    -------------------------------------------------
          duly authorized voluntary or any involuntary liquidated, dissolution, or winding-up of the affairs of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation, in accordance with Section 281 of the GCL, as the same now exists or may hereafter be amended, or with the provisions of any successor statute, shall have been made, and subject to any preferential or other rights of holders of outstanding shares of Preferred Stock, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to shares ratably, in accordance with the number of shares of Class A Common Stock held by each such holder, in all assets of the Corporation available for distribution among the holder of Class A Common Stock and Class B Common Stock, whether such assets are capital, surplus or earnings.

     Class B Common Stock.
     --------------------

          (i)    Voting.  The holders of the Class B Common Stock shall not be
                 ------
          entitled to vote.

          (ii)   Dividends.  Subject to the provisions of law and the rights of
                 ---------
          the Preferred Stock, dividends may be paid on the Class B Common Stock at such times and in such amounts as the Board of Directors shall determine; provided, however, that in the case of dividends or other
                     --------  -------
          distributions payable in stock of the Corporation, including distributions pursuant to stock splits or divisions of capital stock of the Corporation (other than a split or division of the Preferred Stock), only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock (with no dividend or distribution payable in Corporation Common Stock being paid on any shares of either class of Corporation Common Stock unless a dividend or distribution of the same number of shares of Corporation Common Stock is paid simultaneously on the shares of the other class of Corporation Common Stock) and that, in the case of any combination or reclassification of either the Class B Common Stock or the Class A Common Stock, the shares of the other class of Corporation Common Stock shall also be combined or reclassified so that the number of shares of each class of Corporation Common Stock outstanding immediately following such combination or reclassification shall bear the same ratio to the number of shares of such class of Corporation Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of the other class of Corporation Common Stock outstanding immediately prior to such combination or reclassification bears to the number of shares of such class of Corporation Common Stock outstanding immediately prior to such combination or reclassification: provided, further, that no
                                                 --------  -------
          dividend or distribution may be declared or paid in cash or property on shares of either Class B Common Stock nor Class A Common Stock unless the same dividend or distribution per share is paid simultaneously on the other class of Corporation Common Stock.

          (iii)  Automatic Conversion.  (A)  Promptly upon the occurrence of a
                 --------------------
          Triggering Event (as hereinafter defined), each outstanding share of Class B Common Stock shall, by virtue of, and simultaneously with, the consummation of such offering and without any action on the part of the holder thereof, be deemed automatically converted into one fully paid and nonassessable share of Class A Common Stock.

                "Triggering Event" means that time at which the Board of
                 ----------------
                Directors of the Corporation shall effect a qualified public offering (a "Qualified Public Offering") of any or all of the shares of Class A Common Stock then outstanding pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Class A Common Stock which (A) yields proceeds to the Corporation of at least $10,000,000 (net of underwriting discounts and commissions) and (B) would establish an aggregate value for the shares of Class A Common Stock outstanding immediately prior to the consummation of such offering of at least $40,000,000.

                    (B) Promptly upon the occurrence of a Triggering Event, such that shares of Class B Common Stock are converted automatically into shares of Class A Common Stock, the Corporation shall deliver written notice to each of the holders of Class A Common Stock, Class B Common Stock and Preferred Stock, and the certificate or certificates that represented such shares of Class B Common Stock immediately prior to the occurrence of the Triggering Event shall upon conversion represent that number of shares of Class A Common Stock into which such shares of Class B Common Stock theretofore represented by such certificate shall have been automatically converted, and the holder of such shares of Class B Common Stock shall surrender such certificate of certificates, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for shares of the Class A Common Stock.
          Delivery of such certificates shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Class A Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such holder.

                    (C) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Class B Common Stock; provided, however, that the
                                          --------  -------
          Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class B Common Stock in respect of which such shares are being issued.

                    (D) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, sufficient shares to provide for the conversion of all outstanding shares of Class B Common Stock.

                    (E) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

          4.   Reclassification.  Upon the filing (the "Effective Time") of this
               ----------------
Amended and Restated Certificate of Incorporation pursuant tot he GCL, the one hundred (100) shares of the Corporation Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall be reclassified as and changed into an aggregate of 236,470 validly issued, fully paid, and non-assessable shares of Class A Common Stock authorized by Section 3 hereof. Each certificate that theretofore represented a share of shares of Old Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each record holder of a stock certificate or
--------  -------
certificates that theretofore represented a share or shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class A Common Stock to which such record holder is entitled pursuant to the foregoing reclassification.

          5.   Ranking.  Except as otherwise provided herein, the Class A Common
               -------
Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

          6.   Liability of Directors.  The Corporation eliminates the personal
               ----------------------
liability of each member of its Board of Directors to the Corporation for monetary damages for breach of fiduciary duty as a Director to the Corporation; provided, however, that the foregoing shall not eliminate the stockholders, (ii)
--------  -------
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which such Director derived an improper personal benefit.

          IN WITNESS WHEREOF, I have hereunto set my hand this 26/th/ day of November, 1996.

                              /s/ Stuart Wolff
                              __________________________________________
                              Name:     Stuart Wolff, Ph.D.
                              Title:    Chief Executive Officer

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                NETSELECT, INC.
                         _____________________________

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware
                        ______________________________

          NetSelect, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

     FIRST:  The first sentence of paragraph 4 of Article Fourth of the Restated
     -----
Certificate of Incorporation is hereby deleted and integrated to read in its entirety as follows:

     Upon the filing (the "Effective Date") of this Amended and Restated Certificate of Incorporation pursuant to the GCL, the one hundred (100) shares of the Corporation Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall be reclassified and changed into (x) an aggregate of 236,470 validly issued, fully paid, and non-assessable shares of Class A Common Stock and (y) and aggregate of 116,470 validly issued, fully paid, and non-assessable shares of Class B Common Stock.

     SECOND:  The foregoing amendments were duly adopted in accordance with
     ------
     Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, NetSelect, Inc. has caused this Certificate of Incorporation to be duly executed in its corporate name this 27/th/ day of November, 1996.

                                   NETSELECT, INC.

                                   /s/ Stuart Wolff
                                   ________________________________________
                                   Name:     Stuart Wolff
                                   Title:    Chief Executive Officer

                                NETSELECT, INC.

     Certificate of Designations for Series A Convertible Preferred Stock
     --------------------------------------------------------------------
                   and Series B Convertible Preferred Stock
                   ----------------------------------------


          Pursuant to the authority expressly granted to the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, two series of the Preferred Stock, par value $.001 per share, of the Corporation are hereby established (A) one, consisting of 1,647,059 shares, to be designated "Series A Convertible Preferred Stock" (hereinafter "Series A Preferred Stock"), and (B) one, consisting or 352,941 shares, to be designated "Series B Convertible Preferred Stock" (hereinafter, "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Convertible Preferred Stock"). The Board of Directors hereby is authorized to issue such shares of Convertible Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Certificate of Incorporation as amended, the designations, powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations and restrictions upon, the Convertible Preferred Stock are as follows:

          (1)  Dividends.
               ---------

          The holders of Convertible Preferred Stock shall be entitled to participate with the holders of Class A Common Stock and Class B Common Stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of Class A Common Stock and Class B Common Stock) so that the holders of Convertible Preferred Stock shall receive with respect to each share of Convertible Preferred Stock an amount equal to (x) the dividend payable with respect to each share of Class A Common Stock multiplied by (y) the number of shares (and fraction of a share, if any) of Class A Common Stock into which such share of Convertible Preferred Stock is convertible as of the record date for such dividend.

          (2)  Voting Rights.
               -------------

          Except as otherwise provided herein or by law, the holders of Convertible Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Class A Common Stock shall be entitled to vote, voting together with the holders of Class A Common Stock as one class. Each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A

Common Stock into which such shares of Convertible Preferred Stock could be converted, Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (3)  Rights on Liquidation.
               ---------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Class A Common Stock or Class B Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in the following amounts: (i) with respect to each share of Series A Preferred Stock, the sum of (A) $2.83, plus (B) an amount equal to $0.18 per annum accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation, plus (C) any declared and unpaid dividends on such share; and (ii) with respect to each share of Series B Preferred Stock, the sum of (A) $6.19, plus (B) an amount equal to $0.40 per annum accruing on a quarterly basis on the last day of each calendar quarter for the period from the date of issuance of such share to the date of Liquidation, plus (C) any declared and unpaid dividends on such share. The amount payable with respect to each share of Series A Preferred Stock and Series B Preferred Stock pursuant to clause (i) or (ii) above is referred to as the "Preferred Stock Liquidation Preference" for such share. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payments herein required, such assets shall be distributed ratably among the holders of Convertible Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock held by each such holder.

          (b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount payable pursuant to paragraph (a) above, the remainder of such assets shall be distributed to the holders of Convertible Preferred Stock, Class A Common Stock and Class B Common Stock on a pro-rata basis, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Class A Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Class A Common Stock.

          (c) A merger or consolidation including the Corporation and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall be deemed a Liquidation, unless in connection with such transaction, the Convertible Preferred Stock remains unchanged or the holders of Convertible Preferred Stock receive a stock having terms and condition which are no less favorable than the terms and conditions of the Convertible Preferred Stock; provided, however, that any such event shall not be deemed a Liquidation if so
--------  -------
determined by action of the holders of at least 66-2/3% of the shares of Convertible Preferred Stock at the time outstanding.

          (4)  Conversion.
               ----------

          (a)  Right to Convert.  The holder of any share or shares of
               ----------------
Convertible Preferred Stock shall have the right at any time, as such holder's option, to convert all or a portion of the shares of Convertible Preferred Stock held by such holder into such number of fully paid nonassessable shares of Class A Common Stock at the Conversion Rate (as defined below). The Initial "Conversation Rate" shall be one share of Common Stock for each share of Convertible Preferred Stock. In the event the Corporation shall issue any shares of Class A Common Stock (i) by stock dividend or any other distribution upon any stock of the Corporation payable in Class A Common Stock or securities convertible into Class A Common Stock or (ii) its subdivision of its outstanding Class A Common Stock, by reclassification or otherwise, the Conversion Rate then in effect shall be increased proportionately, and, in like manner, in the event of any combination of shares of Class A Common Stock, by reclassification or otherwise, the Conversion Rate in effect shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of a Convertible Preferred Stock called for upon any conversion (after multiplying the Conversion Rate in effect by the total number of Conversion Shares, as defined below), the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined in good faith by the Board of Directors of the Corporation.

          (b)  Mechanics of Conversion.  Such right of conversion shall be
               -----------------------
exercised by the holder of shares of Convertible Preferred Stock by giving prior written notice to the Corporation (the "Conversion Notice") that such holder elects to convert a stated number of shares of Convertible Preferred Stock(the "Conversion Shares") into shares of Class A Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date of the Conversion Notice), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Class A Common Stock shall be issued. Promptly after the receipt of the Conversion Notice and surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock issuable upon conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the holder of holders of record of such shares of Class A Common Stock as the close of business of such date.

          (c)  Stock Reserved.  The Corporation shall at all times reserve and
               --------------
keep available out of its authorized but unissued Class A Common Stock, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Convertible Preferred Stock at the time outstanding.

          (d)  Reorganization.  If any capital reorganization or
               --------------
reclassification of the Class A Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation or merger, lawful or adequate provision shall be made whereby the holders of Convertible Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Class A Common Stock of the Corporation immediately theretofore receivable upon the exercise of the conversion rights, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Class A Common Stock equal to the number of shares of such Class A Common Stock immediately theretofore receivable upon the exercise of such rights had such reorganization, reclassification, consolidation or merger not taken place, and, in any such case, appropriate provision shall be made with respect rights and interests of the holders of Convertible Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of Conversion Rate) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation or merger to which this paragraph (d) is applicable, unless prior to or simultaneously with the consummation thereof the successor corporation (of other than the Corporation) resulting from such consolidation or merger shall assume by written instrument, executed and mailed or delivered to the holders of the Convertible Preferred Stock, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the Convertible Preferred Stock.

          (e) Automatic Conversion.  Notwithstanding any other provisions of
              --------------------
this Section 4:

          (i) If the Corporation shall effect a public offering of shares of Class A Common Stock registered under the Securities Act of 1933 at a price per share of Class A Common Stock which (A) yields proceeds to the Corporation of at least $10,000,000 (net of underwriting discounts and commissions) and (B) would establish an aggregate value for the Corporation's Class A Common Stock (assuming the conversion of all Convertible Preferred Stock and Class B Common Stock) outstanding immediately prior to the consummation of such offering of at least $40,000,000, the Corporation, by action of its Board of Directors, shall have the right to require that each share of Convertible Preferred Stock be converted into Class A Common Stock. Following any such action by the Board of Directors, all outstanding shares of Convertible Preferred Stock shall, by virtue of, and simultaneously with, the consummation of such transaction and without any action on the part of the holder thereof, be deemed automatically converted into the number of fully paid and nonassessable shares of Class A Common Stock into which such shares of Convertible Preferred Stock are convertible at such time pursuant to Section 4(a) hereof.

          (ii) Upon the approval, set forth in a written notice to the Corporation, of the holders of at least 75% of the outstanding shares of Convertible Preferred Stock, of an election to convert the Convertible Preferred Stock into Class A Common Stock, all outstanding shares of Convertible Preferred Stock shall be automatically converted into the number of fully paid and nonassessable shares of Class A Common Stock which such shares of Convertible Preferred

Stock are convertible on the date of such approval without any further action by the holders of such shares.

          (f) Stock Transfer Taxes.  The issue of stock certificates upon
              --------------------
conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (g) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Rate, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder.

          (h) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Class A Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holders of Convertible Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distributions or right.

          (i) Notices.  Any notice required by the provisions of this Section 4
              -------
to be given to the holders of shares of Convertible Preferred Stock shall be deemed given if deposited in the United States mall, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (5)  Negative Covenants.
               ------------------

          In addition to any other rights provided by law, neither the Corporation nor any subsidiary of the Corporation shall, without first obtaining the affirmative vote or written consent of the holders of not less than 66-2/3% of the then outstanding shares of Convertible Preferred Stock:

          (a) Amend or repeal any provision, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series A Preferred Stock or the Series B Preferred Stock;

          (b) Authorize or issue any additional shares of any existing class or series of capital stock or any shares of any new class or series of capital stock (except for (i) shares of Class A Common Stock upon conversion of shares of Convertible Preferred Stock and Class B Common Stock and (ii) up to an aggregate of 400,000 shares of Class A Common Stock pursuant to the NetSelect, Inc. 1996 Stock Incentive Plan).

          (c) Recapitalize or reclassify any class or series of capital stock;

          (d) In the case of the Corporation, pay or declare any dividend or distribution on any shares of its capital stock (except dividends, pursuant to Section 1(a) above), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock;

          (e) Merge or consolidate with or into any other corporation or other entity, or sell or otherwise dispose of all or substantially all of its assets;

          (f) Provide for any voluntary dissolution, liquidation or winding up;

          (g) Effect any material change in its business as such business was proposed to be conducted or operated on the date this Certificate of Designation became effective;

          (h) Enter into any transaction with any employee, consultant, officer or director of the Corporation or any subsidiary or holder of 5% of any class of capital stock of the Corporation, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families, on terms less favorable to the Corporation or the subsidiary than it would obtain in a transaction between unrelated parties.

          (6)  Purchase Rights.
               ---------------

          If at any time the Corporation grants, issues or sells any options, securities convertible into Class A Common Stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class A Common Stock (the "Purchase Rights"), then each holder of Convertible Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Class A Common Stock acquirable upon conversion of such holder's Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          IN WITNESS WHEREOF, the undersigned, acting for an on behalf of the Corporation, has hereunto subscribed his name on this 26/th/ day of November, 1996.

                              NETSELECT, INC.

                              /s/ Stuart Wolff
                              _____________________________________
                              Name:     Stuart Wolff, Ph.D.
                              Title:    Chief Executive Officer

                         CERTIFICATE OF INCORPORATION

                                      OF

                                NETSELECT, INC.


          THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the corporation is NetSelect, Inc.(hereinafter called the "Corporation").

          SECOND: The registered office of the Corporation is to located at 15 East North Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address if United Corporate Services, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, designated Common Stock, of the par value of $0.001 per share.

          FIFTH:  The name and mailing address of the incorporator is:
     NAME                                ADDRESS
     ----                                -------

     George S. Vanarthos                 c/o Battle Fowler LLP
                                         75 East 55/th/ Street
                                         New York, New York  10022

          SIXTH: The election of directors need not be by written ballot unless the By-laws so provide.

          SEVENTH: The Board of Directors of the Old Common Stock is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

          EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          TENTH: Approval by 6/7 of the Board of Directors of the Corporation shall be required on the following actions:

i. Mergers, consolidations, reorganizations, recapitalizations, or sales of all or substantially all of the assets of the Corporation, or any similar transactions; and

ii.       Any change in the business purpose of the Corporation.
          ELEVENTH: Approval by 66-2/3% of the stockholders of the Corporation shall be required on the following actions:

          Mergers, consolidations, reorganizations, recapitalizations, or sales of all or substantially all of the assets of the Corporation, or any similar transactions.

          IN WITNESS WHEREOF, I have hereunto set my hand the 25/th/ day of October, 1996.

                   /s/ George S. Vanarthos
                   __________________________________________
                   George S. Vanarthos, Sole Incorporator
                   75 East 55/th/ Street
                   New York, New York  10022

                                   EXHIBIT E

                                 B Y - L A W S

                                      OF

                                NETSELECT, INC.

                            (a Delaware corporation)

                          ____________________________

                                   ARTICLE I

                                    OFFICES
                                    -------

          SECTION 1.  OFFICES.  The Corporation shall maintain its registered
          -------
office in the State of Delaware at 15 North East Street, in the City of Dover, in the County of Kent, and its resident agent at such address is United Corporate Services, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

          SECTION 1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the
                      ---------------
election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held, beginning in March 1997, at the principal office of the Corporation at 10 o'clock A.M. on the last Friday in March of each year.

          SECTION 2.  SPECIAL MEETINGS.  Special meetings of stockholders,
                      ----------------
unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Chief Executive Officer or Secretary upon the direction of the Board of Directors or the written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

          SECTION 3.  NOTICE OF MEETINGS.  Whenever stockholders are required or
                      ------------------
permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

          SECTION 4.  QUORUM.  (a)  At each meeting of the stockholders, except
                      ------
where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall be required to constitute a quorum for the transaction of business. Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter, except that where the unanimous affirmative vote or written consent of all of the holders of the outstanding shares of a class or classes of stock is required by the Certificate of Incorporation with respect to any matter, all of the holders of the outstanding shares of such class or classes entitled to vote, present in person or by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term "total voting power" shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all such shares of stock were present at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present and voted at a meeting of the Corporation's stockholders for the purpose of stockholder action on such matter.

          (b) In the absence of a quorum at any annual or special meeting of stockholders, a majority in total voting power of the shares of stock entitled to vote, or in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in total voting power of the shares of each such class or classes or one of more series of a class or classes entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any person entitled to preside at or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 5.  VOTING.  (a)  Except as otherwise provided by law or by
                      ------
the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders, in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of (x) Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation,
(y) Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), shall have no voting rights, and shall not be entitled to vote such shares of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation on any matters, and (z) each of the Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), and Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock," and, together with the Series A Preferred Stock, the "Preferred Stock"), shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Preferred Stock could be converted.

          (b) Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. Unless otherwise required by law, the vote of a majority of the outstanding shares, present in person or represented by proxy and entitled to vote on the subject matter, at a meeting at which a quorum is present shall constitute the act of the stockholders.

          (c) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all actions shall be decided by the affirmative vote of not less than 66-2/3% of the total voting power of all of the issued and outstanding shares of NetSelect Class A Common Stock and the Preferred Stock, voting as a single class, at a meeting at which a quorum is present, shall be required to constitute the act of the stockholders on any actions permitted pursuant to the General Corporation Law of Delaware.

          SECTION 6.  CHAIRMAN OF MEETINGS.  The Chairman of the Board of
                      --------------------
Directors of the Corporation, or, in his absence or disability, the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders.

          SECTION 7.  SECRETARY OF MEETING.  The Secretary of the Corporation
                      --------------------
shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

          SECTION 8.  ACTION WITHOUT MEETING.  Unless otherwise provided by the
                      ----------------------
Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 9.  ADJOURNMENT.  At any meeting of stockholders of the
                      -----------
Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

          SECTION 1.  POWERS.  The business and affairs of the Corporation shall
                      ------
be managed by or under the direction of its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-Laws.

          SECTION 2.  NUMBER AND TERM.  The number of directors shall be fixed
                      ---------------
at four. The Board of Directors shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

          SECTION 3.  RESIGNATIONS.  Any director may resign at any time.  Such
                      ------------
resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of A resignation shall not be necessary to make it effective.

          SECTION 4.  REMOVAL.  Any director or the entire Board of Directors
                      -------
may be removed at any time by the affirmative vote of not less than 66-2/3% of the total combined voting power of all of the issued and outstanding shares of Class A Common Stock and Preferred Stock, voting as a single class.

          SECTION 5.  MEETINGS.  The newly elected directors shall hold their
                      --------
first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

          Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors; provided however, that at least one regular meeting of the Board of
           -------- -------
Directors shall be held every three months.

          Special meetings of the Board shall be called by the Chief Executive Officer, the Chairman or by the Secretary on the written request of any director with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

          SECTION 6.  QUORUM, VOTING AND ADJOURNMENT.  A majority of the total
                      ------------------------------
number of directors or any committee thereof shall constitute a quorum for the transaction of business. Unless otherwise required by law, the affirmative vote by at least 66-2/3 of the entire Board of Directors shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

          SECTION 7.  COMMITTEES.  The Board of Directors may, by resolution
                      ----------
passed as provided in Section 6 of this Article III, designate one or more committees, including, but not limited to, an Executive Committee and an Audit Committee, each such committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these By-Laws. No such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.

          SECTION 8.  ACTION WITHOUT A MEETING.  Unless otherwise restricted by
                      ------------------------
the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

          SECTION 9.  COMPENSATION.  The Board of Directors shall have the
                      ------------
authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

          SECTION 10.  TELEPHONIC MEETING.  Unless otherwise restricted by the
                       ------------------
Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or similar communications equipment shall constitute the presence in person at such meeting.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

          SECTION 1. The officers of the Corporation shall include a Chief Executive Officer, Chief Operating Officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents and a Chief Financial Officer, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

          SECTION 2.  OTHER OFFICERS AND AGENTS.  The Board of Directors may
                      -------------------------
appoint such other officers and agents as it deems advisable, who shall hold their respective office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

          SECTION 3.  CHAIRMAN OF THE BOARD.  The Chairman of the Board of
                      ---------------------
Directors shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as maybe from time to time assigned to him by the Board.

          SECTION 4.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer
                      ---------------
shall be subject to the supervision, control and annual review of the stockholders and the Board of Directors have general supervision, direction and control of the business and affairs of the

Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and, in the absence of the Chairman of the Board, at all meetings of the Board.

          SECTION 5.  CHIEF OPERATING OFFICER.  Subject to such supervisory
                      -----------------------
powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the Chief Operating Officer shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and officers of the Corporation. The Chief Operating Officer shall have such other powers and duties as may be from time to time prescribed to him by the Board.

          SECTION 6.  PRESIDENT.  Subject to such supervisory powers, if any, as
                      ---------
may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the President shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the stockholders of the Corporation in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation, and shall have such other powers and duties as may be prescribed by. the Board.

          SECTION 7.  VICE PRESIDENT.  In the absence or disability of the
                      --------------
Chairman, the Chief Executive Officer, the Chief Operating Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked. the Vice President designated by the Board shall perform all the duties of such officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

          SECTION 8.  SECRETARY.  The Secretary shall be the Chief
                      ---------
Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board.

          SECTION 9.  CORPORATE FUNDS AND CHECKS.  The funds of the Corporation
                      --------------------------
shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, Chairman or the Chief Operating Officer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

          SECTION 10.  CONTRACTS AND OTHER DOCUMENTS.  The Chief Executive
                       -----------------------------
Officer, Chairman or Chief Operating Officer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

          SECTION 11.  OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The Chief
                       -----------------------------------------
Executive Officer, Chairman or the Chief Operating Officer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

          SECTION 12.  DELEGATION OF DUTIES.  In the absence, disability or
                       --------------------
refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

          SECTION 13.  RESIGNATION AND REMOVAL.  Any officer of the Corporation
                       -----------------------
may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws.

          SECTION 14.  VACANCIES.  The Board of Directors shall have power to
                       ---------
fill vacancies occurring in any office.


                                   ARTICLE V

                                     STOCK
                                     -----

          SECTION 1.  CERTIFICATES OF STOCK.  Every holder of stock in the
                      ---------------------
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, or a Vice President and by the Secretary, certifying the number and class of shares of stock in the

Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

          SECTION 2. TRANSFER OF SHARES.  Shares of stock of the Corporation
                     ------------------
shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 3.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  A new
                      -------------------------------------------------
certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen -or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation which has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

          SECTION 4.  LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The stock ledger
                      -------------------------------------
shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Delaware General Corporation Law (S) 219 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 5.  DIVIDENDS.  Subject to the provisions of the Certificate
                      ---------
of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (i) out of its surplus, as defined in and computed in accordance with Delaware General Corporation Law (S) 154 and (S) 244 or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to-the interests of the Corporation.

                                  ARTICLE VI

                          NOTICE AND WAIVER OF NOTICE
                          ---------------------------

          SECTION 1.  NOTICE.  Whenever any written notice is required to be
                      ------
given by law, -the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation.

          SECTION 2.  WAIVER OF NOTICE.  Whenever notice is required to be given
                      ----------------
by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                  ARTICLE VII

                             AMENDMENT OF BY-LAWS
                             --------------------

          SECTION 1.  AMENDMENTS.  These By-Laws may be amended or repealed, or
                      ----------
new By-Laws may be adopted by the affirmative vote of at least three-fifths (3/5) of the entire Board of Directors.

                                 ARTICLE VIII

          SECTION 1.  SEAL.  The seal of the Corporation shall be circular in
                      ----
form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

          SECTION 2.  FISCAL YEAR.  The fiscal year of the Corporation shall
                      ------------
end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

          SECTION 3.  INDEMNIFICATION.  Any person who was or is a party or is
                      ---------------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith. and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless. and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

          Any indemnification pursuant to this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          SECTION 4.  ADVANCE OF EXPENSES.  Expenses (including attorneys' fees)
                      -------------------
incurred by an officer, director, or employee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking satisfactory to the Board of Directors by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          SECTION 5.  REMEDIES NOT EXCLUSIVE.  The indemnification and
                      ----------------------
advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seek in indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.  INSURANCE.  The Corporation may purchase and maintain
                      ---------
insurance, at its expense, to protect itself and any director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Date of Adoption:  November 26, 1996

                                   Exhibit F
                                   ---------

                        FORM OF SUBSCRIPTION AGREEMIENT

          This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of _________, 1996, is made by and between (the "Subscriber"), and NetSelect, Inc., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the capitalization of the Corporation consists of (x) 35,000,000 shares of NetSelect Class A Common Stock, par value $0.001 per share (the "NetSelect Class A Common Stock"); (y) 10,000,000 shares of NetSelect Class B Common Stock, par value $0.001 per share (the "NetSelect Class B Common Stock"); and (z) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 1,647,059 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and 352,941 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"); and

          WHEREAS, the Subscriber desires to acquire an equity interest in the Corporation, representing of the issued and outstanding shares of Series A Preferred Stock, of which _______ shares (the "Initial Shares") of Series A Preferred Stock shall be purchased. by the Subscriber on the closing date of the transactions contemplated by that certain Stock and Interest Purchase Agreement, dated as of the date hereof, by and among NetSelect, Inc., NetSelect, L.L.C. and InfoTouch Corporation, and of which shares (the "Remaining Shares," and together with the Initial Shares, the "Subscription Shares") of Series A Preferred Stock shall be purchased by the Subscriber on February 1, 1997, in consideration of a capital contribution by the Subscriber to the Corporation in the amount of $_______.

          NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements contained in this Agreement, and in reliance upon the representations and warranties and covenants set forth herein, the Subscriber hereby agrees with the Corporation as follows:

SECTION 1. CAPITALIZATION OF PARTNERSHIP.
----------------------------------------

          1.1.  "Subscriptions.  The Subscriber hereby subscribes for the
                 -------------
Subscription Shares.

          1.2.  Contribution of Cash.  The Subscriber shall purchase from the
                --------------------
Corporation, (x) on the date hereof, the Initial Shares for a cash payment in an amount equal to $________ (the "First Payment") and (y) on February 1, 1997, the Remaining Shares for a cash payment in an amount equal to $_______ (the 'Second Payment.' and together with the First Payment, the 'Contribution Amount').

          1.3.  The Closing.  The Closing of the transactions contemplated by
                -----------
Section 1.1 and Section 1.2 hereof (the "Closing") shall take place on December 4, 1996 (the "Closing Date") at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022.

          1.4. Deliveries at the Closing.
               -------------------------

          (a) Deliveries at Closing the Corporation.  At the Closing, the
              -------------------------------------
Corporation shall deliver to the Subscriber the following Stock certificates representing the duly authorized, validly issued, fully paid and nonassessable Subscription Shares.

          (b) Deliveries at Closing by the Subscriber.  At the Closing, the
              ---------------------------------------
Subscriber shall deliver by wire transfer in immediately available funds the Contribution Amount.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.
-----------------------------------------------------------

          2.1. The Subscriber hereby represents and warrants to, and covenants with the Corporation as follows:

          (i) The Subscriber is purchasing the Subscription Shares for its own account and not on behalf of any other person, group or entity, the Subscriber is aware and acknowledges that the Subscription Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold unless the Subscription Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

          (ii) The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Corporation concerning the Corporation and the Subscription Shares, and all such questions, if any, have been answered to the full satisfaction of the Subscriber;

          (iii) No person or entity other than the Subscriber has any rights in and to the Subscription Shares or any right to acquire the Subscription Shares;

          (iv) The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involve in an investment in the Subscription Shares; and the Subscriber is financially able to bear the economic risk of the investment in the Subscription Shares, including a total loss of such investment,

          (v) The Subscriber is purchasing the Subscription Shares for investment, with no present intention of dividing or allowing others to participate in the investment or of reselling, or otherwise participating directly or indirectly, in a distribution of the Subscription Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

          (vi) The Subscriber understands that the Subscription Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities law and that the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Subscription Shares; and

          (vii) The Subscriber expressly acknowledges and agrees that the Corporation is relying upon the Purchaser's representations contained in this Agreement.

SECTION 3. MISCELLANEOUS.
------------------------

          3.1.   Fees and Ex2Snses.  Except as expressly provided herein each of
                 -----------------
the parties hereto shall each pay all of their own costs and expenses, including any and all legal and accounting fees, incident to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby whether or not such transactions shall be consummated.

          3.2.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, all of which taken together shall constitute one instrument.

          3.3.  Binding Effect.  All of the terms of this Agreement shall be
                -------
binding upon the respective personal representatives, heirs and successors of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective personal representatives, heirs and successors.

          3.4.  Assignment.  Neither this Agreement nor any right or interest
                ----------
hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties.

          3.5. Entire Agreement and Amendment.  This Agreement contains the
               ------------------------------
entire agreement between the parties hereto with respect to the subject matter hereof. No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representations, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto.

          3.6. Captions.  The captions of Sections hereof are for convenience
               --------
only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          3.7. Notices.  All notices or other communications to be given or made
               -------
hereunder shall be in writing and shall be deemed given when delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, or overnight delivery, to the parties hereto, as the case may be, at the respective addresses set forth on the signature pages hereto.

          3.8. Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of Delaware as applied to residents of that State executing contracts wholly to be performed in that State. The Investor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Delaware and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Investor also waives any claim that Delaware is an inconvenient forum.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

                                   [SUBSCRIBER]



                                   By:  _______________________________
                                        Name:
                                        Title:


                                   NETSELECT, INC.



                                   By:  _______________________________
                                        Name:  Stuart Wolff
                                        Title: Chief Executive Officer



                                                                       Exhibit G
                                                                       ---------


                    FORM OF INVESTOR REPRESENTATION LETTER



                                                                __________, 1996

NetSelect, Inc.
5655 Lindero Canyon Road Suite 106
Westlake Village, CA 91362

Gentlemen:

          1.   Representations and Warranties.  The undersigned investor
               ------------------------------
("Investor" or the "undersigned") understands that the offering of shares pursuant to the Subscription Agreement (as hereinafter defined) is intended to be exempt from registration under the Securities Act of 1933 as amended, and the regulations thereunder (the `Securities Act"), by virtue of Section 4(2) of the Securities Act, and the undersigned hereby acknowledges, represents and warrants to, and agrees with, the Corporation (as hereinafter defined) as follows:

          (i) The offering hereto is being made pursuant to that Subscription Agreement, dated as of the date hereof (the "Subscription Agreement'", by and between the Investor and NetSelect, Inc., a Delaware corporation (the "Corporation'), pursuant to which the Investor has subscribed to purchase __________ shares of the Corporation's Series A Convertible Preferred Stock, par value $0.001 per share (the "Shares"). There is currently no public or other market for the Corporation's securities, and none is expected to develop.

          (ii) The Investor and/or the Investor's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Corporation concerning the Stock Purchase Agreement, and all such questions have been answered to the reasonable satisfaction of the Investor.

          (iii) The Investor is not investing in -the Corporation as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of an investment by a person other than a representative of the Corporation with which the Investor had a preexisting relationship, in connection with investments in securities generally.

          (iv) The Investor has adequate means of providing for the Investor's current financial needs and contingencies, is able to bear the economic risks of an investment in the Corporation for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

          (v) The Shares have not been registered under the Securities Act or under the securities laws of certain states. The Investor represents that the Investor is purchasing the Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Investor is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available, and that the Corporation has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the Shares.

          (vi) The Investor acknowledges that the representations, warranties, and agreements of the Investor contained herein will be relied upon by the Corporation as a basis for the exemption of the issuance of the Shares from the registration requirements of the Securities Act and applicable state securities laws and shall survive the execution and delivery of this Letter and the purchase of the Shares.

          (vii) The Investor is either (A) an "accredited investor" as such term is defined in the rules promulgated under the Securities Act; or (B) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares to be received pursuant to the Stock Purchase Agreement (the "Stock Purchase Shares") and has the capacity to protect its own interest in connection with the acquisition of the Stock Purchase Shares.

          (viii) The Investor agrees not to sell, transfer or assign the Stock Purchase Shares, or any interest therein (collectively, "Transfer"), except pursuant to an effective registration statement under the Securities Act or unless the Corporation shall have received a written opinion of counsel, in form and substance reasonably satisfactory to the Corporation, to the effect that the Transfer may be effected without registration under the Securities Act; as a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of the Corporation's counsel any Transfer of the Stock Purchase Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Corporation may require the contemplated transferee to furnish it with an investment letter, substantially similar to this Letter, to insure compliance by such transferee with the Securities Act.

          (ix) The Investor understands and agrees that the following statement will be affixed as a legend on all certificates representing the Stock Purchase Shares:

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, IS AVAILABLE.

     2.   Binding Effect.  The undersigned hereby acknowledges and agrees that
          --------------
this Letter shall survive the death or disability of the undersigned and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     3.   Modification.  Neither this Letter nor any provisions hereof shall be
          ------------
waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     4.   Notices.  Any notice or other communication required or permitted to
          -------
be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the undersigned, at the address set forth above,
Attention: ___________; with a copy to _____________; and with a copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022,
Attention: Charles H. Baker, Esq., or (b) if to the Corporation, at the address set forth above; and with a copy to Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, Attention: Charles H. Baker, Esq. (or, in either case, to such other address as the part), shall have furnished in writing in accordance with the provisions of this Section 4). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     5.   Assignability.  This Letter and the rights and obligations hereunder
          -------------
are not transferable or assignable by the undersigned.

     6.   Applicable Law.  This Letter shall be governed by and construed in
          ----------
accordance with the laws of the State of Delaware as applied to residents of that State executing contracts wholly to be performed in that State. The Investor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Delaware and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Investor also waives any claim that Delaware is an inconvenient forum.

     7.   Counterparts.  This Letter may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement this ____ day of _________, 1996.



                              _________________________________________
                              Signature of Investor

                              _________________________________________
                              Social Security Number

                              Address:



ACCEPTED AND AGREED:

NETSELECT,INC.


By:______________________________
 Name:  Stuart Wolff, Ph.D.
 Title:  Chief Executive Officer


Dated:  __________, 1996

                                   EXHIBIT H

                        INFOTOUCH STOCKHOLDER AGREEMENT
                        -------------------------------

          This Agreement (this "Agreement"), dated as of the th day of December 1996, is entered into by and between InfoTouch Corporation, a Delaware corporation ("InfoTouch"), and the undersigned, a stockholder of InfoTouch (the "Stockholder" and collectively with all other stockholders of InfoTouch who sign a substantially identical agreement, the "Stockholders").

          WHEREAS, InfoTouch has entered into that certain Stock and Interest Purchase Agreement (the "Stock and Interest Purchase Agreement"), dated as of November 26, 1996, by and among InfoTouch, NetSelect, Inc., a Delaware corporation ("NetSelect" or the "Corporation"), and NetSelect, L.L.C., a Delaware limited liability company ("NS LLC");

          WHEREAS, NetSelect and its stockholders, as well as InfoTouch, have entered into that certain NetSelect, Inc, Stockholders Agreement, dated as of November 26, 1996 (the "NetSelect Stockholders Agreement"), pursuant to which Realtors Information Network, Inc., an Illinois corporation ("RIN"), was granted (as a third party beneficiary) the right to approve certain transfers of NetSelect's capital stock (the "RIN Approval Rights"), which RIN Approval Rights are substantially identical to the rights granted to RIN pursuant to Article 1 below; and

          WHEREAS, as an inducement and condition to NetSelect entering into the Stock and Interest Purchase Agreement, InfoTouch has agreed to use its best efforts to cause as many stockholders of InfoTouch (but, in any event, not less than a majority in interest) to execute a form of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

                                   ARTICLE 1

                           RESTRICTIONS ON TRANSFER
                           ------------------------

          Section 1.1  RIN Restriction on Transfer.  (a) Prior to the
                       ---------------------------
Stockholder making any proposed Transfer (as hereinafter defined) hereunder, other than to another stockholder of InfoTouch or a Permitted Transferee (as defined below), that would result in such transferee (the "Transferee")
becoming the owner, whether of record or beneficially, of more than five percent (5%) of the shares of Common Stock, par value $0.01 per share, of InfoTouch (the "Shares"), the stockholder shall first obtain the written approval of RIN, which approval shall not be unreasonably withheld. In seeking such approval, the Stockholder must identify the proposed Transferee and the number of Shares proposed to be Transferred, and provide such additional publicly available information regarding the proposed Transferee as RIN may reasonably request.
Any decision by RIN pursuant to this Section 1.1, whether to approve or not approve such Transfer, shall be set forth in writing and shall set forth in reasonable detail the basis of such decision; provided, however, that in the event RIN
                                   --------  -------
shall fail to approve or not approve such Transfer within thirty (30) days after the date of the receipt of such request, RIN shall be deemed to have approved such Transfer. For purposes of this Agreement, "Transfer" shall mean" the transfer, pledge, sale, assignment, hypothecation, creation of a security interest in or a lien on, place in trust (voting or otherwise), or in any other encumbrance or disposal, directly or indirectly, in one or more transactions.

          (b) Prior to making any proposed Transfer hereunder that shall result in the ownership of Shares, whether of record or beneficially, by a Transferee whose primary business is "real estate related", the Stockholder shall first obtain the written approval of RIN, which approval shall not be unreasonably withheld. In seeking such approval, the Stockholder must identify the proposed Transferee and the number of Shares proposed to be Transferred, and provide such additional publicly available information regarding the proposed Transferee as RIN may reasonably request. Any decision by RIN pursuant to this section 1.1, whether to approve or not approve such Transfer, shall be set forth in writing and shall set forth in reasonable detail the bases of such decision. For purposes of this Agreement, "real estate related" shall mean any person, entity or group whose primary business is comprised of real estate brokerage, real estate management, mortgage financing, appraising, counseling, land development and building, title insurance, escrow services, franchising, operation of an association comprised of real estate licensees, operation of a multiple listing service, and entities that own or are owned by firms engaged in any of the foregoing.

          (c) From and after the date of any Qualified Public offering (as such term is defined in Section 2.2 of Article 2 of this Agreement), no approval of RIN pursuant to Section 1.1(a) or Section 1.1(b) hereof shall be required with respect to any Transfer made by or on behalf of the Stockholder other than a Transfer made pursuant to a Long-Form Registration Statement or a Short-Form Registration Statement on a nationally recognized securities exchange or pursuant to an automatic quotation system, on which the Shares shall trade following any Qualified Public offering, such approval; right of RIN pursuant to
Section 1(a)and Section 1(b) hereof shall remain in full force and effect.

          (d) The rights granted to RIN in this Section 1.1 shall (A) cease upon the termination of that certain Operating Agreement, dated as of November 26, 1996, between RIN and RealSelect, Inc., a Delaware corporation ("RealSelect"),
(B) be suspended upon the occurrence of, and during the continuance of, the breach by the National Association of Realtors, an Illinois not-for-profit organization (the "NAR"), of that certain (i) Joint Ownership Agreement, dated as of November 26, 1996, between the NAR and NS LLC, or (ii) Trademark License, dated as of November 26, 1996, by and between the NAR and RealSelect, (C) be suspended upon the occurrence of, and during the continuance of, the Transfer by RIN of eighty percent (80%) or more of the shares of common stock, par value $0.001 per share, of RealSelect (the "RealSelect Shares") owned by RIN as of the closing of the Stock and Interest Purchase Agreement (the "Closing Date"); provided, however, that in the event that RIN shall transfer greater than eighty percent (80%,) of the RealSelect Shares owned by RIN as of the Closing Date, and RIN shall not, within forty-five (45) days from the date of such Transfer, increase its its ownership in RealSelect Shares so that RIN shall own at least twenty percent (20%) of the RealSelect Shares owned by RIN as of the Closing Date, RIN's rights pursuant to this Section 1.1 shall terminate, and (D) be suspended upon the execution of a memorandum of understanding, letter of intent, or such other binding understanding or agreement in connection with the sale of RIN to any person, entity or group other than a member of NS LLC or a Permitted Transferee of RIN; provided, however, that such right shall terminate upon the closing of any such sale contemplated by such memorandum of understanding, letter of intent, or such other binding understanding or agreement.

          (e) If at any time, the RIN Approval Rights contained in the NetSelect Stockholders Agreement are amended or revised in such a manner as to benefit the NetSelect stockholders subject to the RIN Approval Rights, then simultaneously with such amendment or revision, the terms of this Article 1 shall be similarly amended or revised so that the restrictions on the Transfer of the Shares held by the Stockholder are never more burdensome than the restrictions on the shares of stock held by the stockholders of NetSelect.

          (f) A "Permitted Transferee" shall mean, with respect to the
Stockholder:

              (i) the spouse of such Stockholder, any lineal descendant of a grandparent of such Stockholder, or of the spouse of such Stockholder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Stockholder, and his or her spouse are herein collectively referred to as the "Stockholder's Family Members");

              (ii) the trustee of a trust (including a voting trust) principally for the benefit of such Stockholder's Family Members; provided, that such trust
                                                      --------
may also grant a general or special power of appointment to one or more of such Stockholder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the -trust or of the estates of one or more of such Stockholder's Family Members payable by reason of the death of any such Stockholder's Family Members; in the case of a partnership or limited liability company, (A) such partnership or limited liability company and any of its partners (limited or general) or members, (B) the estates or legal representatives of any such limited partners, general partners or members, and
(C) any affiliated of such partnership or limited liability company; and

              (iv) in the case of a corporation, (A) any of its wholly-owned subsidiaries, (B) any stockholder or such corporation, or (C) any of the affiliates of such corporation.

          Every Permitted Transferee to whom any Shares are Transferred, shall, as a condition of such Transfer, execute and deliver to InfoTouch an agreement, in form and substance reasonably satisfactory to InfoTouch, to be bound by this Agreement.

                                   ARTICLE 2

                       REGISTRATION UNDER SECURITIES ACT
                       ---------------------------------

     Section 2.1  Definitions.  For the purposes of this Article 2, the
                  -----------
following words shall have the meanings set forth below:

          (a)     An "Affiliate" of any Person is any other Person which
                      ---------
controls, is controlled by or is under common control with such Person.

          (b)     "Initiating Holders" means the holders of Registrable Stock
                   ------------------
initially requesting registration pursuant to Section 2.2 of this Article 2.

          (c)     "Long-Form Registration Statement" means a registration
                   --------------------------------
statement on Form S-1, Form S-2, Form SB-1 or Form SB-2, or any similar form of registration statement adopted by the Commission from and after the date hereof.

          (d)     "Person" includes an individual, partnership, trust,
                   ------
corporation, joint venture, association, government, government bureau or agency or other entity of whatsoever kind or nature.

          (e)     The terms "register," "registered" and "registration" refer to
                             --------    ----------       ------------
a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

          (f) "Registrable Stock" means (x) the shares held by the Stockholders; and (y) any securities issued or issuable with respect to the securities identified in clause (x) above by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof; provided that each share of
                                                --------
Registrable Stock shall cease to be Registrable Stock when transferred to any person who is not Affiliated with a holder pursuant to a registered public offering or pursuant to Rule 144 promulgated by the Commission under the Securities Act.

          (g)    "Short-Form Registration Statement" means a registration
                  ---------------------------------
statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

     Section 2.2  Required Registrations.
                  ----------------------

            (a) If, at any time following the date that is six months after the consummation of the Corporation's initial Qualified Public Offering, the Initiating Holders propose, pursuant to a Long-Form Registration Statement, to dispose of at least 20% of the Registrable Stock then outstanding in a Qualified Public offering, then such Initiating Holders may request the Corporation in writing to effect such registration, stating the number of shares to be disposed of, the intended method of disposition of such shares, and the anticipated offering price. The Corporation shall have the absolute right to determine the form of registration statement, and shall have the absolute right to cause the registration to be filed on a Short Form Registration Statement if the Corporation is then entitled to use a Short Form Registration Statement. A "Qualified Public Offering" shall mean a firmly underwritten, public offering pursuant to an effective registration statement covering the offer and sale of shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock") a class of equity securities of the Corporation which (A) yields proceeds to the Corporation of at least $10,000,000 (net of underwriting discounts and commissions) and (B) would establish an aggregate value for the Class A Common Stock (assuming the conversion of all of the Preferred Stock and Class B Common Stock of the Corporation then convertible into such class of equity securities) outstanding immediately prior to the consummation of such offering of at least $40,000,000.

          (b) If, at any time when the Corporation is entitled to file a registration statement on a Short-Form Registration Statement, one or more holders of Registrable Stock propose to dispose of shares of Registrable Stock which would have an anticipated aggregate offering price of at least $1,000,000 pursuant to a Short-Form Registration Statement, then such holders may request the Corporation in writing to effect such registration pursuant to a Short Form Registration Statement under the Securities Act, the number of shares of Registrable Stock to be disposed of, the intended method of disposition of such shares of Registrable stock and the anticipated offering price.

          (c) Upon receipt of the request of the Initiating Holders pursuant to Sections 2.2(a) or 2.2(b) hereof, the Corporation shall give prompt written notice thereof to all other holders of Registrable Stock and to all other holders of Shares who have the contractual right to include all or any portion of their Shares in the registration. Subject to the provisions of Section 2.3 hereof, the Corporation shall use its best efforts promptly to effect the registration under the Securities Act of all shares of Registrable Stock specified in the requests of the Initiating Holders and the requests (stating the number of shares of Registrable Stock to be disposed of) of other holders of shares of Registrable Stock (collectively, "Requesting Holders") and other holders of Shares ("Additional Requesting Holders") given within fifteen (15) days after receipt of such notice from the Corporation.

          (d) Notwithstanding anything to the contrary contained in this Section
2.2. no Person (as defined, for these purposes, in Rule 144(a) (2) of the Commission under the Securities Act) who then beneficially owns one percent (1%) or less of the then outstanding shares of Registrable Stock may request (either as an Initiating Holder, Requesting Holder or as an Additional Requesting Holder) that any of its shares of Registrable Stock be included in any registration statement filed by the Corporation pursuant to this Section 2,2 unless, in the opinion of counsel for the Corporation, such Person's intended disposition of Registrable Stock could not be effected within 90 days of the date of said opinion without registration of such shares under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in

Rule 144(c) of the Commission under the Securities Act) is available with respect to the Corporation as of the date of such opinion, it will remain so available for such 90-day period).

     Section 2.3  Limitations on Required Registrations.
                  -------------------------------------

             (a) The Corporation shall not be required to prepare and file more than two registration statements at the request of holders of Registrable Stock. pursuant to Section 2.2 hereof; provided, however, in no case shall the
                                --------  -------
corporation be required to file more than one Long-Form Registration Statement.

             (b) The registration requested by the Initiating Holders must be for a firmly underwritten offering, unless such registration shall be registered on Form S-3 under the Securities Act. In the event that the managing underwriter advises the Corporation in writing that the number of shares of Registrable Stock requested to be included exceeds the number which can be sold in such offering, the Corporation shall include in such registration, prior to any shares held by Additional Requesting Holders, the Registrable Stock requested to be included which in the opinion of the managing underwriters can be sold, among the Requesting Holders on the basis of the aggregate number of shares of Registrable Stock then held by each holder; provided that if any such holder
                                            --------
would thus be entitled to include more shares of Registrable stock than such holder requested to be registered, the excess will be allocated among the other holders on the basis of the number of shares of Registrable Stock then held by each holder. For purposes of making any such reduction, each Stockholder and the Permitted Transferees shall be deemed to be a single "holder" of Registrable Stock, and any pro rata reduction with respect to such "holder" shall be based
               --- ----
upon the aggregate amount of Registrable Stock owned by all entities and individuals included in such "holder," as defined in this sentence (and the aggregate amount so allocated to such "holder" shall be allocated among the entities and individuals included in such "holder" in such manner as such Stockholder may reasonably determine.) If any holder of Registrable Stock disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the Initiating Holders. The Registrable stock so withdrawn shall also be withdrawn from registration. Only securities which are to be included in the underwriting may be included in the registration.


             (c) The Corporation shall not be required to prepare and file a registration statement pursuant to Section 2.2 hereof (x) which would become effective within 270 days following the effective date of a registration statement (other than a registration statement filed on Form S-8) filed by the Corporation with the Commission pertaining to an underwritten public offering of securities for cash for the account of the Corporation or its other shareholders or (y) if the Corporation in good faith gives written notice to the holders of Registrable Stock that the Corporation has determined to prepare a Corporation-initiated registration statement in which, on the terms and subject to the conditions of Sections 2.4 and 2.5 hereof, holders of Registrable Stock may participate, and the Corporation is actively employing in good faith reasonable efforts to cause such registration statement to he filed and thereafter to become effective.

             (d) Notwithstanding the foregoing, if the Corporation shall furnish to Initiating Holders a certificate signed by the Chief Executive officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders. Additionally, if such a registration statement is currently in effect and if the corporation shall furnish to all Prospective Sellers (as defined below) a certificate signed by the Chief Executive officer of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation it would be seriously detrimental to the Corporation and its stockholders for sales to continue under such registration statement, then the Prospective Sellers shall cease to sell the Registrable Stock for a period of up to 90 days following the date of the certificate of the Chief Executive Officer of the Corporation. The Corporation may not utilize its rights contained in this Section 2.3(d) to defer or stop an offering more than once in any twelve month period.

     Section 2.4  Incidental Registration.
                  -----------------------

             (a) If the Corporation at any time proposes to register on a firmly underwritten public offering basis any of its shares of Class A Common Stock to be offered for cash for its own account pursuant thereto (other than a registration requested pursuant to Section 2.2 hereof), it shall give written notice (the "Corporation's Notice"), at its expense, to all holders of Registrable Stock of its intention to do so at least 15 days prior to the filing of a registration statement with respect to such registration with the Commission. If any holder of Registrable Stock desires to dispose of all or part of such stock, it may request registration thereof in connection with the Corporation's registration by delivering to the Corporation, within ten days after receipt of the Corporation's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Stock to be disposed. The Corporation shall use good faith reasonable efforts to cause all shares of Class A Common stock specified in the Holder's Notice to be registered under the Securities Act so as to permit the sale or other disposition by such holder or holders of the shares so registered, subject however, to the limitations set forth in Section 2.5 hereof.

             (b)  Notwithstanding anything to the contrary contained in this
Section 2.4, no person (as defined, for these purposes, in Rule 144 (a) (2) of the Commission under the Securities Act) who then beneficially owns one percent
(it) or less of the outstanding shares of Class A Common Stock (including the Registrable Stock) may request that any of its shares of Registrable Stock be included in any registration statement filed by the Corporation pursuant to this
Section 2.4 unless, in the opinion of counsel for such person, such person's intended disposition of Registrable Stock could not be effected within 90 days of the date of said opinion without registration of such shares under the Securities Act (assuming, for this purpose, that if "current public information" (as defined in Rule 144(c) of the Commission under the Securities Act) is available with respect to the Corporation as of the date of such opinion, it will remain so available for such 90-day period).

     Section 2.5  Limitations on Incidental Registration.
                  --------------------------------------

             (a) The Corporation shall have the right to limit the aggregate size of the offering or the number of shares of to be included therein by stockholders of the Registrable Stock corporation if requested to do so in good faith by the managing underwriter or agent of the offering. Only securities which are to be included in the underwriting may be included in the registration.

             (b) Whenever the number of shares of Registrable Stock which may be registered pursuant to Section 2.4 is limited by the provisions of Section 2.5(a) hereof, the Corporation will include in such registration, (i) first, the securities the Corporation proposes to sell, and (ii) second, the securities requested to be sold pro rata among the holders of Registrable Stock and all
                     --- ----
other stockholders of the Corporation who have the contractual right to include all or a portion of their Shares in the registration allocated on the basis of the number of Shares owned by each such holder; provided, that, if, at level
                                                --------
(ii) above, any such holder would thus be entitled to include more Shares than such holder requested to be registered, the excess will be allocated among the other requesting holders pro rata based upon the number of Shares owned by such
                         --- ----
holders of Registrable Stock and other stockholders. For purposes of making any such reduction, each Stockholder and the Permitted Transferees shall be deemed to be a single "holder" of Registrable Stock, and any pro rata reduction with
                                                      --- ----
respect to such "holder" shall be based upon the aggregate amount of Registrable Stock owned by all entities and individuals included in such "holder," as defined in this sentence (and the aggregate amount so allocated to such "holder" shall be allocated among the entities and individuals included in such "holder" in such manner as such Stockholder may reasonably determine.)

             (c) The Corporation shall not grant any Person registration rights which shall have priority over the registration rights granted to the Stockholders by this Agreement, but may grant pari passu rights to additional
                                              ---- -----
purchasers of the Corporation's securities.

             (d)  Notwithstanding anything to the contrary contained in this
Article 2, the Corporation may decide, in its sole and absolute discretion, not to proceed with or to discontinue any registration commenced or proposed to be commenced under Section 2.4 hereof.

     Section 2.6  Designation of Underwriter. In the case of any registration
                  --------------------------
initiated by the holders of Registrable Stock pursuant to the provisions of
Section 2.2 hereof which is proposed to be effected pursuant to a firm commitment underwriting, the Corporation shall have the right to designate the managing underwriter (which underwriter shall be acceptable to the Initiating Holders), and all holders of Registrable Stock participating in the registration shall sell their shares of- Registrable Stock only pursuant to such underwriting.

     Section 2.7  Registration Procedures.
                  -----------------------

             (a) If and when the Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Stock, the Corporation shall:

             (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein;

             (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current for a period equal to the earlier of (x) 180 days from its effective date or (y) until such time as the shares of Registrable Stock shall have been sold (or for such additional period as such registration is suspended pursuant to Section 2,3(d) hereof or pursuant to Section 2.7(c) hereof) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary for a period equal to the earlier of (x) 180 days from its effective date or (y) until such time as the shares of Registrable Stock shall have been sold (or for such additional period as such registration is suspended pursuant to Section 2.3(d) hereof or pursuant to Section 2.7(c) hereof) to reflect the intended method of disposition from time to time of the holder or holders of Registrable Stock of the Corporation who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the "Prospective Sellers");

             (iii) furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents, as the' Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares of Registrable Stock owned by it;

             (iv) if requested by a Prospective Seller, use its best efforts to register or qualify the shares of Registrable Stock covered by such registration statement under the securities or blue sky laws of California, Illinois, Nebraska and New York ;


             (v) furnish to each Prospective Seller a copy of a "comfort" letter addressed to the Corporation and the underwriter, if any, of the Prospective Sellers, signed by the independent public accountants who have. certified the Corporation's financial statements included in the registration statement; covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time Of such registration) in accountants' letters delivered to the underwriters in connection with underwritten public offerings of securities;

             (vi) cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

             (vii) provide a transfer agent and registrar for all shares of Registrable Stock not later than the effective date of such registration statement;

             (viii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other customary. actions as the holders of a majority of the Registrable Stock being sold may reasonably request in order to expedite or facilitate the disposition of Registrable Stock; and

             (ix) make available for inspection by any underwriter participating in any Prospective Seller, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Prospective Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter attorney accountant or agent in connection with the preparation of such registration statement.

        (b) Each Prospective Seller of Registrable stock shall furnish to the Corporation in writing such information as the Corporation may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).


        (c) The Prospective Sellers shall not (until further notice) effect sales of the shares of Registrable Stock covered by the registration statement after receipt of telegraphic or written notice from the corporation to suspend sales to permit the Corporation to correct or update a registration statement or prospectus.


        Section 2. 8  Expenses of Registration.  All expenses incurred in
                      ------------------------
effecting any registration requested pursuant to Section 2.2 or Section 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses of compliance with blue sky laws, fees and disbursements of counsel for the Corporation, and expenses of any audits incidental to or required by any each registration ("Registration Expenses") shall 3.3. be borne by the corporation; provided that each Prospective Seller shall bear its own
                    --------
legal expenses (if it retains separate counsel) and all underwriting discounts or brokerage fees or commissions relating to the sale of its Registrable Stock.

        Section 2.9  Indemnification and Contribution.  (a) The Corporation
                     --------------------------------
shall indemnify each Stockholder who sells Registrable Stock in a registration ("Selling Stockholder") (and each person, if any, who controls such Selling Stockholder) against all claims, losses, damages, expenses and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the offering, or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements contained in any such document not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation, and shall reimburse such selling Stockholder (and each person, if any, who controls such Selling Stockholder) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however,
                                                             --------  -------
that the Corporation shall not be liable to the extent that any claim, loss, damage, expense or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by such Selling Stockholder specifically for use in such document.

             (b) Each Selling Stockholder shall indemnify the Corporation and its officers and directors against all claims, losses, damages, expenses and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to the offering or any omission (or alleged omission) to state a material fact required to be stated or necessary to make the statements contained in any such document not misleading, and shall reimburse the Corporation and its officers and directors for any legal and any other expenses reasonably incurred in connection with investigating, or defending any such claim, loss, damage, expense, liability or action; provided, however, that such
                                                   --------  -------
statement or omission was made in reliance upon and in conformity with information furnished to the corporation in -writing by such Selling Stockholder specifically for use in such document, In no event shall the liability of a Selling Stockholder exceed the net amount received by such Selling Stockholder upon the sale of Registrable Stock pursuant to such registration.

             (c) If the indemnification provided for in this Section 2.9 is unavailable to an indemnified party in respect of any claims, losses, damages, expenses or liabilities referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Corporation, on the one hand, and the Selling Stockholder, on the other hand, in connection with the statements or omissions which resulted in such claims, losses, damages, expenses or liabilities, as well as any other relative equitable considerations. The relative fault of the Corporation, on the one hand, and of such Selling Stockholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, on the one hand, or by such Selling Stockholder, on the other hand, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims, losses, damages, expenses and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Corporation and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.9(c) were determined by pro rata allocation or by any other method of
                          --- ----
allocation that does not take account of the equitable considerations referred. to above. Notwithstanding the provisions of this Section 2.9(c), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net price at which the shares of Registrable Stock sold by such selling Stockholder and distributed to the public or offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged commission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     Section 2.10. If at any time, the registration rights contained in the NetSelect Stockholders Agreement are amended or revised in such a manner as to benefit the NetSelect stockholders, the simultaneously with such amendment or revision, the terms of this Article 2 shall be similarly amended or revised so that the Stockholders are-similarly benefited.

     Section 2.11 In the event that any of the provisions regarding registration rights set forth in this Agreement are not consistent with any of the provisions regarding registration rights in the NetSelect Stockholders Agreement the provisions of the NetSelect Stockholders Agreement shall be deemed to supersede the provisions set forth herein and shall govern the rights of the Stockholders hereunder.

                                   ARTICLE 3

                                 MISCELLANEOUS
                                 -------------

     Section 3.1    Legend.  All certificates representing the issued and
                    ------
outstanding Shares of the capital stock of InfoTouch shall bear the following legend:

             The shares represented by this Certificate are subject to the terms of a Stockholder Agreement, dated December ___, 1996, by and between InfoTouch and the Stockholder, a copy of which is on file in the principal office of InfoTouch,

Such endorsement shall not affect the rights of Stockholder to vote the Shares and receive dividends thereon. Following any termination of this Agreement, Stockholder may have any legend referring to the existence of this Agreement removed from any certificates representing such Stockholder's Shares.

             Section 3.2    Third Party Beneficiary. No provision of this
                            -----------------------
Agreement, other than Article 1, is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


             Section 3.3    Further. Documents. The parties hereto shall execute
                            -------  ---------
and deliver any and all documents or legal instruments necessary or desirable to carry out the provisions of this Agreement.


             Section 3.4    Binding Agreement. This Agreement shall be binding
                            -----------------
upon the Stockholders and the Corporation, and their respective successors and assigns.

             Section .3.5   Governing Law. This Agreement shall be governed by
the laws of the State of Delaware except for those provisions governing conflict of laws, notwithstanding that one or more of the parties to this Agreement is now, or may hereafter become, a resident or citizen of a different State.

             Section 3.6    Amendment. This Agreement may be amended or altered
                            ---------
in any provision, but any such change shall become effective only if, when and to the extent it is reduced to a writing signed by the Stockholders and InfoTouch.

             Section 3.7    Notices. All notices, requests, demands and other
                            -------
communications made hereunder shall be in writing and shall be deemed duly given when delivered personally against receipt, sent by facsimile, delivered by recognized overnight delivery service (i.e., Federal Express, Airborne or UPS), or on the third day after deposit with the post offic6lby registered or certified mail, postage prepaid and return receipt requested, as follows, or to such other address or person as a party may hereafter designate by notice to the other party:

          If to the Stockholder, to:

                  the address set forth on the
                  signature page hereto

          If to InfoTouch to:

                  InfoTouch Corporation
                  56SS Lindero Canyon Rd., Ste. 106
                  Los Angeles, California 91362
                  Attention:  President

             Section 3.8    No Continuing Waiver. No waiver of any default or
                            --------------------
breach of this Agreement shall be determined a continuing waiver or a waiver of any other breach or default hereunder.

             Section 3.9    Severability. The invalidity or unenforceability of
                            ------------
any particular provision of this Agreement shall not affect-the other provisions hereof, and this Agreement shall be construed, in all respects, as though such - invalid or unenforceable provisions were omitted.

             Section 3.10   Counterparts.  This Agreement may be executed in any
                            ------------
number of counterparts, each of will shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                         INFOTOUCH CORPORATION


                                         By:____________________________
                                            Name:
                                            Title:

                                         _______________________________
                                         Stockholder

                                         Address:

                                         _______________________________
                                         _______________________________
                                         _______________________________

                     STOCK AND INTEREST PURCHASE AGREEMENT
                       Schedules 4.1, 4.2, 4.3, 4.4 and
        General Representations and Warranties of InfoTouch Corporation

THE EXCEPTIONS TO THE REPRESENTATIONS AND WARRANTIES OF INFOTOUCH CORPORATION ("THE COMPANY") MADE PURSUANT TO ARTICLE IV OF THE STOCK AND INTEREST PURCHASE AGREEMENT DATED AS OF NOVEMBER 26,1996 BY AND AMONG NETSELECT, INC., NETSELECT, L.L.C., AND INFOTOUCH CORPORATION ARE SET FORTH UNDER THE SECTION NUMBER OF THE REPRESENTATION TO WHICH IT MOST DIRECTLY RELATES BUT SHOULD BE READ AS A DISCLOSURE APPLICABLE TO, AND IS DISCLOSED AS AN EXCEPTION TO, ALL OTHER REPRESENTATIONS TO WHICH ITS PLAIN LANGUAGE REASONABLY RELATES, ADDITIONALLY, THE SUMMARIES OF ANY CONTRACTS OR AGREEMENTS LISTED BELOW ARE NOT COMPLETE AND ARE FOR DISCLOSURE PURPOSES ONLY, SUCH SUMMARIES ARE SUBJECT IN THEM ENTIRETY TO THE FULL TEXT OF THE APPROPRIATE CONTRACT OR AGREEMENT WHICH HAS BEEN PROVIDED TO NETSELECT, INC.

SCHEDULE 4.1   Organization; Etc:
               -----------------

On November 15, 1996, the Company filed its 1994 and 1995 State of Delaware Annual Franchise Tax Reports and paid taxes, filing fees, interest and penalties totaling $1,495.96. Also on November 15, 1996, the Company filed a Certificate For Renewal and Revival of Charter. On November 20, 1996, the Company was notified by the State of Delaware that it has been reinstated as a corporation in good standing.



SCHEDULE 4.2   Capitalization
               --------------



The authorized and outstanding capital stock of InfoTouch Corporation as of closing is summarized as follows:

                                                                   Pre-closing       Post-closing
Type                                               Authorized      Outstanding       Outstanding
----                                               ----------      -----------       -----------
Common Stock                                     5,000,000          1,281,147         3,809,239
Series A Convertible Preferred Stock               400,000            398,000                 0
Series B Convertible Preferred Stock               200,000            200,000                 0
Undesignated Preferred Stock                       400,000                  0                 0
1994 Stock Incentive Plan options                1,000,000            721,072           721,072
Warrants to purchase shares
  of Common Stock                                   32,500             32,500            32,500

The issued and outstanding capital stock is owned by, and in the amounts set forth opposite, the stockholders of' InfoTouch listed on EXHIBIT 4.2 as of November 26, 1996 attached to this Schedule.

The Purchase Agreement Series A Convertible Preferred Stock and the Purchase Agreement Series B Convertible Preferred Stock contain various rights and conversion provisions. Refer to attached form of Purchase Agreement Series A Convertible Preferred Stock and Purchase Agreement Series B Convertible Preferred Stock.

On November 8, 1996, the Company's Board of Directors approved the conversion of the loans and cancellation of the warrants outstanding into the equivalent number of shares of the Company's common stock at the $28,777,771 Post Money
                                               -----------------------------
valuation  the NetSelect Capitalization Table dated November 25, 1996 to be
------------------------ --------------------------------------------
effected within 15 days after the effective date of the transaction (estimated to be 83,327 InfoTouch shares).

On November 8, 1996, the Company's Board of Directors approved the acceleration of all vesting provisions of all outstanding options of the Company totaling 597,072 shares.

On December 2, 1996 the Company's Board of Directors approved the issuance of 124,000 options to two key employees of InfoTouch who will also become employees of RealSelect, Inc.

Effective November 4, 1996, the Company entered into a Loan agreement with Michael Flattery for $150,000. See attached Loan Agreement. The loan from Mr. Flattery is intended to be converted into equity at $28,777,771 Post Money
                                                 -------------------------
valuation per the NetSelect Capitalization Table dated November 25, 1996
------------------------------------------------------------------------
pursuant to the transaction.

Effective November 22, 1996, the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock stockholders elected to convert all of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into shares of Common Stock, par value $.01 per share pursuant to the terms as set forth in the Certificate of Incorporation of Infotouch Corporation and the Purchase Agreement Series A Convertible Preferred Stock and Purchase Agreement Series B Convertible Preferred Stock, such election contingent upon the closure of the transaction described in the Company's letter dated November 21, 1996.

Effective November 12, 1996, Michael S. Luther entered into the Third Extension and Security Agreement by and among Michael S. Luther, Dr. Anil K. Agarwal and Security Escrow Co. ("Escrow Agent") pursuant to which Mr. Luther has granted a security interest in 400,000 shares of InfoTouch Stock owned by him (on an as converted basis).

Effective November 4, 1996, Michael S. Luther transferred 157,000 shares of his stock to KL LLC.

Effective October 23, 1996, Michael S. Luther sold 23,267.33 shares of Series B Convertible Preferred Stock to Daniel A. Koch.

By letter dated March 31, 1994, InfoTouch Corporation agreed that in the event that any taxing authority claims for any reason whatsoever, including any defect in the content of filing of the Section 83(b) election, that the fair market value of the shares issued to the named individuals is in excess of $.34 per share, InfoTouch will indemnify and hold harmless with respect to any and all additional taxes, interest and penalties resulting from that determination provided that the named individuals agree to several items.

In addition, InfoTouch has provided copies of the following documents:

     Form of summary and detail of equity
     Form of 1994 Stock Incentive Plan
     Form of Common Stock Purchase Agreement
     Form of Purchase Agreement Series A Convertible Preferred Stock
     Form of Purchase Agreement Series B Convertible Preferred Stock
     Form of Loan Agreement with Michael Flannery
     Form of November 21, 1996 Letter to Stockholders and Vote Ledger
     Form of Michael S. Luther Third Extension and Security Agreement by and among
     Michael Luther, Dr. Anil K. Agarwal and Security Escrow Co.
     Form of memorandum from Michael S. Luther to William A. Spazante
     Form of Legal Opinion and Investment Intent Letter
     Form of March 31, 1994 Section 83(b) elections and letters

SCHEDULE 4.3   Consents and Approvals: No Violations (SECTION 4.4)
               ---------------------------------------------------

On November 15, 1996, the Company filed its 1994 and 1995 State of Delaware Annual Franchise Tax Report and paid taxes, filing fees, interest and penalties totaling $1,495.96. Also on November 15, 1996, the Company riled a Certificate For Renewal and Revival of Charter. On November 20, 1096, the Company was notified by the State of Delaware that it has been reinstated as a corporation in good standing.

In connection with a loan and security agreement by and between the Company and Richard Janssen, dated August 23, 1994, the Company granted Mr. Janssen a continuing security interest in all of the Company's current and future computer and office equipment, including those used in the HomeSelect kiosk, but excluding the Gateway personal computers in the kiosks, which are subject to pre-existing lease agreements. The Company has agreed not to encumber, assign or transfer the collateral without prior written permission of Mr. Janssen. Refer to attached Loan and Security Agreement between Richard R. Janssen and InfoTouch Corporation.

In 1994, the Company entered into leasing arrangements for Gateway computers used in the Company's business. The lease are with AT&T Capital Leasing for 10 P-5-66 Best Buy Gateway 2000 Computers and with Finova for 32 P-5-66 Best Buy Gateway 2000 Computers. Monthly payments, including interest, total $4,160 and the terms of each lease provide for a bargain purchase option of at the end of the lease term. Both computer leases are completed ill early April 1997 and are recorded as liabilities in the Company's balance sheet as of September 30, 1996. Refer to attached leases.

The Company entered into a lease with Greenbrier Properties ("Landlord") dated July 12, 1996 (signed by the Company August 19, 1996 and by Greenbrier on September 25, 1996) for certain office space at 5655 Lindero Canyon Road, Suite 121, Westlake Village, California 91362. The agreement calls for a term of four years commencing on the first day of November 1996 or upon completion of construction of leasehold improvements. Under the terms of the new lease, die monthly rent is $8,048 per month, with cost of living adjustments on the first day of each new lease year tied to the local Consumer Price Index, with each increase to be no greater than 5% annually. Other significant terms and
--------
conditions apply, including, but not limited to early termination clauses and leasehold improvements. Refer to attached lease for full and complete terms and conditions.

Attached find copies of the following corporate governance documents:
Certificate of Incorporation
Certificate of Amendment of Certificate of Incorporation (3/94)
Certificate of Amendment of Certificate of Incorporation (9/94)
Certificate of Designation of Preferences, Rights and Restrictions (9/94)
Bylaws
Board of Directors and Stockholder Minutes and Written Consents since inception


State of Delaware Certificate of Good Standing
State of Delaware Certificate of Renewal
State of California Certificate of Qualification
Statement and Designation by Foreign Corporation
State Board of Equalization Sellers Permit
City of San Diego Business Application

SCHEDULE 4.4(b)  Intellectual Property (SECTION 4.5)
                 -----------------------------------

Refer to Section 1.3 of the STOCK AND INTEREST PURCHASE AGREEMENT Dated as of November 26,1996 by and among NETSELECT, INC., NETSELECT L.L.C. AND INFOTOUCH CORPORATION.

GENERAL

NetSelect, NetSelect LLC, CDW Internet, L.L.C., J.H. Whitney, Allen & Co. and any and all other parties to this Agreement have had, during the course of this transaction the opportunity to ask questions of, and receive answers from, InfoTouch and its management concerning the Company and its operations.

The following are material contracts and supplemental disclosures to the Stock and Interest Purchase Agreement dated as of November 26, 1996 by and among NetSelect Inc., NetSelect LLC and lnfoTouch Corporation..

The Company has entered into a lease with PS Partners V, Ltd., ("Landlord") on January 31, 1995 for certain office space at 316O Camino del Rio South, Suites B301-303-305, San Diego, California 92108 under terms of a lease which runs through January 31, 1997, with monthly payments of $2,426. Refer to lease for full and complete terms and conditions.

In 1994, the Company entered into leasing arrangements for Gateway computers used in the Company's business. The leases are with AT&T Capital Leasing for 10 P-5-66 Best Buy Gateway 2000 Computers and with Finova for 32 P-5-66 Best Buy Gateway 2000 Computers. Monthly payments, including interest, total $4,160 and the terms of each lease provide for a bargain purchase option of $1 at the end of the lease term. Both computer leases are completed in early April 1997 and are recorded as liabilities in the Company's balance sheet as of September 30, 1996. Refer to leases.

In connection with a loan and security agreement by and between the Company and Richard Janssen, dated August 23, 1994, the Company granted Mr. Janssen a continuing security interest in all of the Company's current and future computer and office equipment, including those used in the HomeSelect kiosk, but excluding the Gateway personal computers in the kiosks, which are subject to pre-existing lease agreements. The Company has agreed not to encumber. assign or transfer the collateral without prior written permission of Mr. Janssen. Refer to Loan and Security Agreement between Richard R. Janssen and InfoTouch Corporation.

Refer to copies of the Company's Federal income tax and California Franchise tax returns:

Form 1120 U.S. Corporation Income Tax Return 1995 and related returns and/or schedules
Form 100 Califomia Corporation Franchise or Income Tax Return 1995 anti related returns and/or schedules
Form 1120S U.S. Income Corporation Income Tax Return 1994 and related returns and/or schedules
Form 100S California Corporation Franchise or Income Tax Return 1994 and related returns and/or schedules
Form 1120S U.S. Income Tax Return for an S Corporation 1994
Form 100S California S Corporation Franchise or Income Tax Return
Form 100S U.S. Income Tax Return for an S Corporation 1994
Form 100S Califomia S Corporation Franchise or Income Tax Return
State of Delaware 1995 Annual Franchise Tax Report
State of Delaware 1994 Annual Franchise Tax Report
State of Delaware Certificate for Renewal and Revival of Charter

Copies of Sales, Local and District Sales & Use Tax Returns

Copies of Property tax returns

October 31, 1996 Unaudited Financial Statements of lnfotouch Corporation.

The Company extends offers of employment in the normal course of its business. Refer to employee offer letters, as well as an offer letter to a current employee or the REALTORS Information Network, Mr. Perry Morton.

The Company has a line of credit card processing with Bank One for $20,000 dated July 23,1996. The line of credit has a 15%, interest rate, with monthly principal due of 2.5% of the amount borrowed Company has $95 outstanding as. it was charged a annual fee of $95.

The Company has entered into a credit card processing arrangement with Union Bank in which all Mastercard and Visa credit cards processed are charged a processing fee of 2.9% and American Express 3.25%. The Company's President has guaranteed chargebacks of credit card charges to the Company's account in the event the Company fails to pay the chargebacks.

GNN/Webcrawler advertising contracts for REALTOR.COM dated October 18, 1996 and October 17, 1996, for Internet advertising.

Distribution and Web Site Development Agreement entered into as of February 1, 1996 between REALTORS Information Network and Infotouch Corporation

Initial Development Contract between Union Tribune Publishing Co. and InfoTouch dated March 29, 1996

Kiosk contract: Longs dated March 3. 1994

Kiosk contract: Naval installations dated various 1994

Kiosk contract: Sandicor dated December 22, 1993

Kiosk contract: Prudential dated July 1, 1995

Kiosk contract: Parkway Plaza dated May 28, 1996

Union Bank Credit Card Processing Agreement

Showsites estimate of costs for the November 12, 1996 NAR convention.

Broadcast lmages agreement for the November 12, 1996 NAR convention dated October 27,1996 for public relations campaign for realtor.com.

In addition to the agreements above, as part of its participation in the November 1996 NAR convention, the Company will be responsible for various convention associated expenses, including, but not limited to hotel, meals and entertainment and other convention associated expenses. Refer to summary of budgeted NAR convention costs.

The Company currently has rental agreements with various locations in the San Diego County area to locate its 17 of its kiosks in the retail location at a monthly rental of $100 per location. The Company has been notified by the retail location of its intent to terminate the rental agreements and has provided the Company with the required 6 months notification, effective February 1997. The Company has 13 other kiosks at various locations with no monthly rental fees.

The Company has entered into two agreements for Internet access, one each for its Westlake Village and San Diego locations. The Company pays monthly fees totaling approximately $2,900 covering both locations. Both agreements were originally for a one year period and currently are on a month-to-month basis. The Company anticipates adding additional Internet capacity as it moves into its new facilities and as business conditions warrant.

The Company entered into an agreement dated December 22, 1993 with Sandicor, Inc., the exclusive multiple listing service ("MLS") for the San Diego resale home market, whereby the Company pays Sandicor for exclusive use of their MLS data on the kiosks. The royalty paid to Sandicor is based on a percentage of the Company's adjusted kiosk sales each month. The agreement is for a five year period, with an additional five year option period.

On January 18, 1995, the Company entered into a licensing understanding for its HomeSelect Kiosk System with TouchTech Corporation, an Ontario Canada company for license of its kiosk system for the province of Ontario as its territory. The original license arrangement letter was for $100,000, $5,000 on or before January 18, 1995, $5,000 April 15, 1995, $45,000 upon signing the definitive license agreement and $45,000 payable 6 months after the definitive license agreement has been centered into. On May 4, 1995, the licensing agreement understanding was expanded to include not only the kiosks but all computer actuated systems and mediums that HomeSelect and/or InfoTouch markets. All computer actuated systems will be subject to a 5% royalty fee generated from such system (gross revenues) and $.40 per active property listing. As of October 31, 1996. The (Company is owed $71,739, such amount for listing fees billed and unpaid as of October 31, 1996. The Company has not invoiced or collected from TouchTech the $45,000 owed upon signing the definitive license agreement and $45,000 payable 6 months after the definitive license agreement was entered into. The Company has engaged in discussions TouchTech regarding a potential acquisition of the business, however, nothing definitive has been agreed to or resolved. Any and all discussions have been preliminary with no agreement reached. The Company was notified by TouchTech that the Toronto Real Estate Board ("TREB") is currently considering exercising one of its options to subscribe for common shares of TouchTech (refer to copy of letter from TouchTech to Company dated November 28, 1996 and letter from TREB to TouchTech dated November 27, 1996).

Pursuant to the Company's Bylaws and Certificate of Incorporation documents, the Company indemnifies its directors and officers to the extent allowable under Delaware law.

The Company has not entered into any formal employee indemnification, confidentiality or trade secrets agreements.

In connection with the and the related agreements, anticipated that all amounts owed to and from RIN will be eliminated.

During October 1996, the Company received notification of a small claims court judgment against it for a small claims case totaling less than $2,000. In November 1996, the Company paid such amount to claimant.

The Company has entered into the following discretionary bonus plans:

     -Mr. Richard Janssen.  President and CEO, is eligible for a Board approved
      -------------------
discretionary bonus of 15% of base salary. To date, no amounts have been earned or paid.

     -Ms. Carol Garrison, Vice President of Product Development, is eligible for
      ------------------
a 15% of base discretionary bonus based upon objectives agreed to by and between Ms. Garrison and the Management of the Company. To date, no amounts have been earned or paid.

     -Mr. Philip Dawley,VP Technology, is eligible for a 15% of base
      -----------------
discretionary bonus based upon objectives agreed to by and between Mr. Dawley and the Management of the Company. In fiscal 1996, $7,326 his been paid and $3,663 has been accrued but not paid.

     -Mr. Mark Kajiwara, Technical Operations Manager, is eligible for a 10% of
      -----------------
base discretionary bonus based upon objectives agreed to by and between Mr. Kajiwara and the Management of the Company. In fiscal 1996, $4,000 has been paid and $2,000 has been accrued but not paid.

     -Mr. Todd Lyche, Senior Software Engineer, is eligible for a $5,000 per
      --------------
year discretionary bonus based upon objectives agreed to by and between Mr. Lyche and the Management of the Company. To date, no amounts have been committed to or paid.

     -Mr. William Spazante, VP Finance and CFO, is eligible for a 10% of base
      --------------------
discretionary bonus based upon objectives agreed to by and between Mr. Spazante and the Management of the Company. To date, no amounts have been committed to or paid.

InfoTouch's 1994 Stock Incentive Plan.

The Company has a standard medical plan with Blue Cross. Refer to form of plans.

Janssen and Wolff employment agreements

Effective October 30, 1996, Ms. Carol Garrison, resigned from the Board of Directors of the Company. Ms. Garrison is currently on a leave of absence from her employment with the Company.

In November, 1996, the Company purchased 2 Gateway computers for $9,936.83 for its Realtor.com Internet business.

In November 1996, the Company's Westlake Village offices were broken into and a notebook computer, laser printer and telephone were stolen. The incident was reported to the local authorities and the Company's insurance company, and at present, the Company expects the replacement notebook computer to be covered by the insurance proceeds.

                                 SCHEDULE 5.2
                                 ------------

                         PRIOR ACTIVITIES OF NETSELECT

1. Stock and Interest Purchase Agreement, by and among NetSelect, Inc., InfoTouch Corporation and NetSelect L.L.C., dated November 26, 1996.

2. NetSelect, Inc. Stockholders Agreement, by and among CDW Internet, L.L.C., Whitney Equity Partners, L.P., Allen & Co., InfoTouch Corporation, NetSelect L.L.C. and NetSelect, Inc., dated November 26, 1996.

3. RealSelect, Inc. Stockholders Agreement, by and among REALTORS/(R)/ Information Network, Inc., NetSelect, L.L.C. and RealSelect, Inc., dated November 26, 1996.

4. Joint Ownership Agreement, by and between National Association of REALTORS/(R)/, NetSelect, Inc. and RealSelect, Inc., dated November 26, 1996.

5. Software License Agreement, by and among NetSelect, Inc., RealSelect, Inc. an REALTORS/(R)/ Information Network, Inc., dated November 26, 1996.

6. Trademark License, by and between the National Association of REALTORS/(R)/ and RealSelect, Inc., dated November 26, 1996.

7. Operating Agreement, ' by and between REALTORS Information Network, Inc. and RealSelect, Inc., dated November 26, 1996.

8. Allen & Co. Subscription Agreement, by and between Allen & Co. and NetSelect, Inc., dated November 26, 1996.

9. CDW Internet, L.L.C. Subscription Agreement, by and between CDW Internet, L.L.C. and NetSelect, Inc., dated November 26, 1996.

10. Whitney Equity Partners, L.P. Subscription Agreement, by and between Whitney Equity Partners, L.P. and NetSelect, Inc., dated November 26, 1996.

11. REALTORS/(R)/ Information Network, Inc. Subscription and Capital Contribution Agreement, by and between REALTORS' Information Network, Inc. and RealSelect, Inc., dated November 26, 1996.

12. Employment Agreement, dated as of November 26, 1996, by and between NetSelect, Inc. and Stuart Wolff, Ph.D.

13. Employment Agreement, dated as of November 26, 1996, by and between NetSelect, Inc. and Richard R. Janssen.

14. Master Agreement, dated November 26, 1996, by and among NetSelect. Inc., RealSelect. Inc., CDW Internet, L.L.C., Whitney Equity Partners, L.P., Allen & Co., InfoTouch Corporation, and REALTORS/(R)/ Information Network, Inc.

15.  NetSelect, Inc. 1996 Stock Incentive Plan.

16. Incentive Stock Option Agreement, dated as of November 26, 1996, by and between NetSelect, Inc. and Richard R. Janssen.

17. Incentive Stock Option Agreement, dated as of November 26, 1996, by and between NetSelect, Inc. and Stuart Wolff, Ph.D.

18. Investor Representation, by and between Stuart Wolff, Ph.D. and InfoTouch Corporation, dated November 26, 1996.

19. Investor Representation Letter, by and between WREN, L.L.C. and InfoTouch Corporation, dated November 26, 1996.

20. Investor Representation Letter, by and between Dort Cameron, III and InfoTouch Corporation, dated November 26, 1996.

21. Investor Representation Letter, by and between Andrew Dwyer and InfoTouch Corporation, dated November 26 1996.

22. Investor Representation Letter, by and between Whitney Equity Partners, L.P. and InfoTouch Corporation, dated November 26, 1996.

23. Investor Representation Letter, by and between Allen & Co. and InfoTouch Corporation, dated November 26, 1996.

24. Investor Representation Letter, by and between CDW Internet, L.L.C. and InfoTouch Corporation, dated November 26, 1996.

25. NetSelect, L.L.C. Operating Agreement, dated as of November 26, 1996, by and between NetSelect, Inc. and InfoTouch Corporation.

26. Booz-Allen/Reach Settlement Agreement and Mutual Release, dated as of November 26, 1996, by and between Booz-Allen & Hamilton and RealSelect, Inc. REALTORS/(R) /Information Network, Inc.

27. Settlement Agreement and Release, dated as of November 26, 1996, by and between InfoTouch Corporation and REALTORS/(R) /Information Network, Inc.

                                 SCHEDULE 5.3
                                 ------------

                                CAPITALIZATION

Items 2, 3, 9, 10, 11, 12, 15, 16, 17, 18, 19. 20, 21, 22, 23, 24 and 25 of
Schedule 5.2 hereto are incorporated herein by reference.

                                 SCHEDULE 5.5
                                 ------------

                NETSELECT CONSENTS AND APPROVALS; NO VIOLATIONS

                                     NONE